Exhibit 10.1

Tenant: Mirna Therapeutics, Inc. Premises: Encino Trace, Building II, Suite 100

LEASE

THIS LEASE (“Lease”)  is entered into as of June 24, 2016, between G&I VII ENCINO TRACE II LP, a Delaware limited partnership  (“Landlord”), and MIRNA THERAPEUTICS, INC., a Delaware corporation  (“Tenant”).

In consideration of the mutual covenants stated below, and intending to be legally bound, the parties covenant and agree as follows:

1.KEY DEFINED TERMS.

(a)“Abatement Period” means the period that begins on the Commencement Date and ends on the day immediately prior to the 3-month anniversary of the Commencement Date. During the Abatement Period, no Fixed Rent is due or payable, but Tenant shall pay to Landlord: (i) Tenant’s Share (as defined in Section 5(a)) of Operating Expenses; (ii) utilities as set forth in Section 6; and (iii) all other amounts due Landlord with the exception of Fixed Rent.

(b)“Additional Rent” means all costs and expenses other than Fixed Rent that Tenant is obligated to pay Landlord pursuant to this Lease.

(c)“Broker” means Cox Oddo Commercial (aka Don Cox Company).

(d)“Building” means the building known as Encino Trace, Building II, located at 5707 Southwest Parkway, Austin, Texas 78735, containing approximately 158,137 rentable square feet.

(e)“Business Hours” means the hours of 7:00 a.m. to 7:00 p.m. on weekdays, and 9:00 a.m. to 1:00 p.m. on Saturdays, excluding Building holidays.

(f)“Commencement Date” means the date that is the earlier of: (i) the date on which Tenant first conducts any business in all or any portion of the Premises; (ii) Substantial Completion (as defined in Exhibit C); or (iii) January 1, 2017.

(g)“Common Areas” means, to the extent applicable, the lobby, parking facilities, passenger elevators, rooftop terrace, fitness or health center, plaza and sidewalk areas, multi-tenanted floor restrooms, and other similar areas of general access at the Building or designated for the benefit of Building tenants, and the areas on multi-tenant floors in the Building devoted to corridors, elevator lobbies, and other similar facilities serving the Premises.

(h)“Expiration Date” means the last day of the Term, or such earlier date of termination of this Lease pursuant to the terms hereof.

(i)“Fixed Rent” means fixed rent in the amounts set forth below, subject to increase in accordance with Section 4.1(d) of Exhibit C attached hereto:

TIME PERIOD	FIXED RENT PER R.S.F.	ANNUALIZED FIXED RENT	MONTHLY INSTALLMENT
Commencement Date – end of Abatement Period	$0.00	$0.00	$0.00
Fixed Rent Start Date – end of Rent Period 1	$25.50	$601,239.00	$50,103.25
Rent Period 2	$26.27	$619,394.06	$51,616.17
Rent Period 3	$27.06	$638,020.68	$53,168.39
Rent Period 4	$27.87	$657,118.86	$54,759.91
Rent Period 5	$28.71	$676,924.38	$56,410.37
Rent Period 6	$29.57	$697,201.46	$58,100.12
Rent Period 7	$30.46	$718,185.88	$59,848.82
Rent Period 8	$31.37	$739,641.86	$61,636.82
Rent Period 9	$32.31	$761,805.18	$63,483.77
Rent Period 10	$33.28	$784,675.84	$65,389.65
Rent Period 11 – End of Initial Term	$34.28	$808,253.84	$67,354.49

(j)“Fixed Rent Start Date” means the day immediately following the end of the Abatement Period.

(k)“Initial Term” means the period commencing on the Commencement Date, and ending at 11:59 p.m. on: (i) if the Fixed Rent Start Date is the first day of a calendar month, the day immediately prior to the 120-month anniversary of the Fixed Rent Start Date; or (ii) if the Fixed Rent Start Date is not the first day of a calendar month, the last day of the calendar month containing the 120-month anniversary of the Fixed Rent Start Date.

(l)“Laws” means federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the state or commonwealth in which the Premises are located (“State”), and decisions of federal courts applying the laws of the State, including without limitation Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations.

(m)“LOC” has the meaning set forth in Section 4 hereof.

(n)“Premises” means Suite 100 in the Building, consisting of approximately 23,578 square feet, as shown on Exhibit A attached hereto.

(o)“Project” means the Building together with the parcel of land upon which the Building is located and all Common Areas.

(p)“Rent” means Fixed Rent and Additional Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then due and owing without regard to any contrary Tenant instructions or requests. Additional Rent shall be paid by Tenant in the same manner as Fixed Rent, without setoff, deduction, or counterclaim.

(q)“Rent Period” means, with respect to the first Rent Period, the period that begins on the Commencement Date and ends on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs; thereafter each succeeding Rent Period shall commence on the day following the end of the preceding Rent Period, and shall extend for 12 consecutive months.

(r)“Security Deposit” means $77,876.53.

(s)“Tenant’s NAICS Code” means Tenant’s  6-digit North American Industry Classification number under the North American Industry Classification System as promulgated by the Executive Office of the President, Office of Management and Budget, which is ______. [http://www.naics.com/search/]

(t)“Term” means the Initial Term together with any extension of the term of this Lease agreed to by the parties in writing.

2.PREMISES.  Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term subject to the terms and conditions of this Lease. Tenant accepts the Premises in their “AS IS”,  “WHERE IS”,  “WITH ALL FAULTS” condition,  except that Landlord shall cause the Premises to be in Base Premises Condition (as defined in Exhibit C-3) at Landlord’s sole cost and expense prior to the Commencement Date. Upon Tenant’s and Landlord’s execution and delivery of this Lease, Landlord shall deliver possession of the Premises to Tenant for Tenant’s completion of the Leasehold Improvements (as defined in and pursuant to Exhibit C).

3.TERM; RENTABLE AREA. The Term shall commence on the Commencement Date. The terms and provisions of this Lease are binding on the parties upon Tenant’s and Landlord’s execution of this Lease notwithstanding a later Commencement Date for the Term. The rentable area of the Premises and the Building shall be deemed to be as stated in Section 1. By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”), Landlord shall notify Tenant of the Commencement Date, rentable square footage of the Premises, said area to be determined in accordance with the 2010 Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1 – 2010) promulgated by BOMA International, and all other matters stated therein. The COLT shall be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

4.FIXED RENT; SECURITY DEPOSIT; LATE FEE;  LETTER OF CREDIT.

(a)Tenant covenants and agrees to pay to Landlord during the Term, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent in the amounts set forth in Section 1. The Monthly Installment of Fixed Rent, the monthly amount of Estimated Operating Expenses as set forth in Section 5, and any estimated amount of utilities as set forth in Section 6, shall be payable to Landlord in advance on or before the first day of each month of the Term. If the Fixed Rent Start Date is not the first day of a calendar month, then the Fixed Rent due for the partial month commencing on the Fixed Rent Start Date shall be prorated based on the number of days in such month. All Rent payments shall be made by electronic funds transfer as follows (or as otherwise directed in writing by Landlord to Tenant from time to time): (i) ACH debit of funds, provided Tenant shall first complete Landlord’s then-current forms authorizing Landlord to automatically debit Tenant’s bank account; or (ii) ACH credit of immediately available funds to an account designated by Landlord. “ACH” means Automated Clearing House network or similar system designated by Landlord. All Rent payments shall include the Building number and the Lease number, which numbers will be provided to Tenant in the COLT.

(b)Contemporaneously with Tenant’s delivery of this Lease, Tenant shall pay to Landlord:  (i) the monthly Fixed Rent and monthly amount of Estimated Operating Expenses for the first full calendar month after the Abatement Period; and (ii) the Security Deposit. No interest shall be paid to Tenant on the Security Deposit, and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of its obligations under this Lease beyond any applicable notice and cure periods contained herein, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of: (A) any rent or other sums that Tenant has not paid when due; (B) any sum expended by Landlord in accordance with the provisions of this Lease; and/or (C) any sum that Landlord expends or is required to expend in connection with an Event of Default (as defined in Section 17). Landlord’s use of the Security Deposit shall not prevent Landlord from exercising any other remedy available to Landlord under this Lease, at law or in equity and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied, or retained by Landlord, Tenant shall, within 10 days after the written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall return the Security Deposit or the balance thereof (as applicable) to Tenant no later than 1 month after the later of the Expiration Date,  Tenant’s surrender of possession of the Premises to Landlord in the condition required under this Lease, Tenant’s payment of all outstanding Rent, and Landlord’s receipt of written notice from Tenant of its forwarding address.  Upon the return of the Security Deposit or the balance thereof (as applicable) to Tenant, Landlord shall be completely relieved of liability with respect to the Security Deposit. If the originally named Tenant has assigned this Lease, Landlord may return the Security Deposit or the balance thereof (as applicable) to the current Tenant unless Landlord receives reasonably satisfactory evidence of the originally named Tenant’s right to receive the Security Deposit. If Landlord conveys ownership of the Building and Landlord delivers the Security Deposit to the transferee, Landlord shall thereupon be released from all liability for the return of such Security Deposit and Tenant shall look solely to the transferee for the return of the Security Deposit. In addition to the foregoing, if Tenant defaults more than once in the performance of its monetary obligations under this Lease (and regardless of whether Tenant has cured such default during or after any applicable notice and/or cure period) and the aggregate amount of such monetary defaults is in excess of four months of the then-applicable Monthly Installment of Fixed Rent,  then Landlord may require Tenant to increase the Security Deposit to the greater of 2 times the: (A) monthly Fixed Rent; or (B) initial amount of the Security Deposit.

(c)If Landlord does not receive the full payment from Tenant of any Rent within three (3) business days of when due under this Lease, Tenant shall also pay to Landlord as Additional Rent a late fee in the amount of 5% of such overdue amount. Notwithstanding the foregoing, upon Tenant’s written request, Landlord shall waive the above-referenced late fee 1  time during any 12 consecutive months of the Term provided Tenant makes the required payment within 3 business days after receipt of notice of such late payment. With respect to any Rent payment (whether it be by check, ACH/wire, or other method) that is returned unpaid for any reason, Landlord shall have the right to assess a fee to Tenant as Additional Rent, which fee is currently $40.00 per returned payment.

(d)As a condition precedent to the effectiveness of this Lease and as security for the prompt and complete performance by Tenant of each and every provision of this Lease and all obligations of Tenant hereunder, monetary and nonmonetary, Tenant shall deliver to Landlord, contemporaneously with the delivery of this Lease, an irrevocable, automatically renewing, and unconditional standby letter of credit issued by LOC Bank (as defined below)  in the face amount of the Security Amount, subject to Section 4(e), which shall be in the form attached as Exhibit E or otherwise in form acceptable to Landlord  (“LOC”). The “Security Amount” means, initially, $2,430,000.00. The LOC is in addition to the Security Deposit. The LOC shall provide, inter alia, as follows: (i) the LOC shall be automatically renewing for the duration of the Term plus the subsequent 2 months with a minimum of three months’ prior written notice from LOC Bank to Landlord to exercise an early termination right by LOC Bank; (ii) the LOC shall be fully transferrable to any successor or assignee of Landlord at no cost to Landlord and no cost to any such successor or assignee of Landlord; (iii) any draw or transfer of the LOC shall be permitted by overnight delivery to LOC Bank and shall not require a representative of Landlord to be present at such presentation or delivery to LOC Bank; (iv) any draws or transfers of the LOC shall only require signature by an authorized representative of Landlord as notarized by a notary public in the state in which Landlord’s authorized representative is located at the time of such signature, and Landlord shall provide a certificate that such representative is authorized to make such draw or transfer demand certified by the Secretary of Landlord or Landlord’s parent (or such Secretary’s designee or any general partner or member of Landlord); and (v) in no event shall any draw or transfer demand require a signature authentication of Landlord’s signatory by Landlord’s bank or any other authenticating organization (other than a public notary as provided in subsection (iv) above). Notwithstanding the foregoing requirements with respect to the LOC, any fee required to be paid in connection with any transfer of the LOC by Landlord to any successor or assignee shall be paid by Tenant within 30 days after receipt of invoice from Landlord. Tenant acknowledges and agrees that the LOC shall constitute an independent contract between the LOC Bank and Landlord, and the proceeds of any draws by Landlord under the LOC shall not constitute property of Tenant as debtor in any bankruptcy proceeding. The proceeds of the LOC shall be held or applied by Landlord in its sole discretion, and the receipt by Landlord of proceeds of the LOC under one or more draws hereunder shall not relieve Tenant of any obligations to make installment or other payments of Rent under this Lease, or otherwise discharge or release or relieve Tenant of compliance or performance of any terms and conditions under this Lease. The delivery of the LOC and/or exercise by Landlord of its rights under such LOC shall not constitute liquidated damages or otherwise release, waive, or estop Landlord from asserting any and all claims, or exercising any and all rights and remedies Landlord has or may have with the passage of time under this Lease and applicable Law. The LOC shall expressly provide that Landlord (and/or its successors and assigns) is entitled to make one or more draws from time to time under the LOC, in whole or in part, and Landlord shall have such right under this Lease, upon delivery of a written statement to the issuer of the LOC that one or more of the following events has occurred: (A)  an Event of Default by Tenant has occurred and is uncured under the Lease; (B)  Tenant has failed to provide a replacement LOC, in form and substance reasonably acceptable to Landlord, at least 60 days prior to the expiration of the existing LOC; or (C)  Tenant has failed to cause the delivery to Landlord of an amendment to the LOC, in form and substance reasonably acceptable to Landlord, extending the LOC for the duration of the Term plus the subsequent 2 months. Tenant shall procure the issuance of a replacement or amended LOC concurrently with any assignment of this Lease by Tenant, or the vesting of this Lease in Tenant as a reorganized debtor or other successor emerging from bankruptcy, so as to assure the continued ability of Landlord to draw under the LOC as contemplated herein. The use of the LOC by Landlord shall not prevent Landlord from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. Landlord shall return the LOC to the issuer thereof within 30 days after the later of the Expiration Date, Tenant’s surrender of possession of the Premises to Landlord in the condition required under this Lease, and Tenant’s payment of all outstanding Rent. If the LOC is drawn on by Landlord, Tenant shall, within 10 days after the written demand therefor is made by Landlord, restore the LOC to the then-current principal amount. Tenant shall procure the issuance of a replacement or amended LOC concurrently with any assignment of this Lease by Tenant or the vesting of this Lease in Tenant as a reorganized debtor or other successor emerging from bankruptcy, so as to assure the continued ability of Landlord to draw under the LOC as contemplated herein. Notwithstanding anything to the contrary in this Lease, it shall be an automatic Event of Default if at any time during the Term there is no valid LOC. If Landlord has reason to believe that the

LOC Bank or any successor to such institution, including the FDIC, would not fully honor such LOC, Landlord may require Tenant to replace the LOC with a cash security deposit in the same amount as the face amount of the LOC which Landlord may commingle with other Landlord funds and upon which no interest shall be paid. Tenant shall have 5 business days after receipt of a written request from Landlord to replace the LOC with such cash security deposit. Tenant’s failure to do so timely shall, notwithstanding anything else in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than such 5 business-day period. In addition to Landlord’s other remedies, Landlord shall have the right under such circumstances to immediately, and without further notice to Tenant, present a draw under the LOC for payment and to hold the proceeds thereof as a cash deposit. For purposes herein, the “LOC Bank” means a bank or financial institution: (a) the deposits of which are insured by the Federal Deposit Insurance Corporation; (b) whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least 2 of Fitch Ratings Ltd., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services or their respective successors (“Rating Agencies”); (c) which has a short term deposit rating in the highest category from at least 2 Rating Agencies; (d) which has offices within 20 miles of Landlord’s corporate headquarters which accept overnight deliveries by nationally recognized overnight courier service (e.g., Federal Express); and (e) is otherwise acceptable to Landlord in Landlord’s sole discretion and continues to be acceptable to Landlord for the duration of the Term plus the subsequent 2 months.

(e)Upon Tenant’s written notice to Landlord at any time after expiration of the 34th full calendar month after the Commencement Date and provided there have been no defaults by Tenant under this Lease up to the date of such notice, the Security Amount shall automatically decrease to $1,620,000.00, and Landlord shall promptly return to Tenant the then-existing Letter of Credit held by Landlord in exchange for a new Letter of Credit for $1,620,000.00. Upon Tenant’s written notice to Landlord at any time after expiration of the 51st full calendar month after the Commencement Date and provided there have been no defaults by Tenant under this Lease up to the date of such notice, the Security Amount shall automatically decrease to $810,000.00, and Landlord shall promptly return to Tenant the then-existing Letter of Credit held by Landlord in exchange for a new Letter of Credit for $810,000.00.

5.OPERATING EXPENSES.

(a)Certain Definitions.

(i)“Operating Expenses” means collectively Project Expenses and Taxes.

(ii)“Project Expenses” means all costs and expenses paid, incurred, or accrued by Landlord in connection with the maintenance, operation, repair, and replacement of the Project including, without limitation: a management fee not to exceed 5% of gross rents and revenues from the Project; all actual costs for the removal of snow and ice from the Project; property management office rent; fitness center rent and operating costs; security measures; all costs associated with janitorial services, trash and garbage removal, recycling, cleaning, and sanitizing the Building; capital expenditures, repairs, and replacements, but only to the extent the same are incurred in an effort to comply with Laws or reasonably expected to reduce normal operating costs of the Project, as amortized using a commercially reasonable interest rate over the useful life of the improvement as reasonably determined by Landlord; valet, concierge, and card-access parking system costs; all insurance premiums and deductibles paid or payable by Landlord with respect to the Project; and the cost of providing those services required to be furnished by Landlord under this Lease. Notwithstanding the foregoing, “Project Expenses” shall not include any of the following: (A) repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent Landlord actually receives insurance proceeds or condemnation awards therefor or would have been received had Landlord maintained the applicable insurance required under this Lease; (B) leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof; (C) costs incurred by Landlord in connection with the original construction of the Building and related facilities; (D) costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating leased space for other tenants or other occupants or vacant space; (E) interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent; (F) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (G) any fines or fees for Landlord’s failure to comply with Laws; (H) legal, accounting and other expenses related to Landlord’s financing, refinancing, mortgaging or selling the Building or the Project; (I) any increase in an insurance premium caused by the non-general office use, occupancy or act of another tenant; (J) costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building; (K) cost of any political, charitable or civic contribution or donation; (L) reserves for repairs, maintenance and replacements; (M) Taxes; (N) cost of utilities directly metered or submetered to Building tenants and paid separately by such tenants; (O) fines, interest, penalties or liens arising by reason of Landlord’s failure to pay any Project Expenses when due, except that Project Expenses shall include interest or similar charges if the collecting authority permits such Project Expenses to be paid in installments with interest thereon, such payments are not considered overdue by such authority and Landlord pays the Project Expenses in such installments; (P) costs and expenses associated with hazardous waste or hazardous substances not generated or brought to the Project by Tenant or its agents including but not limited to the cleanup of such hazardous waste or hazardous substances and the costs of any litigation (including, but not limited to attorneys’ fees) arising out of the discovery of such hazardous waste or hazardous substances; (Q) the portion of any wages, salaries, fees, or fringe benefits paid to personnel above the level of regional property manager, not related directly to the operation, management, or repair of the Project; (R) costs of extraordinary services provided to other tenants of the Building or services to which Tenant is not entitled (including, without limitation, costs specially billed to and paid by specific tenants); (S) all costs relating to activities for the solicitation and execution of leases of space in the Building, including legal fees, real estate brokers’ commissions, expenses, fees, and advertising, moving expenses, design fees, rental concessions, rental credits, tenant improvement allowances, lease assumptions or any other cost and expenses incurred in the connection with the leasing of any space in the Building; (T) costs representing an amount paid to an affiliate of Landlord (exclusive of any management fee permitted under the Operating Expense inclusions) to the extent in excess of market rates for comparable services if rendered by unrelated third parties; (U) costs arising from Landlord’s default under this Lease or any other lease for space in the Building or under any loan documents or other agreements related to the Project; (V) costs of selling the Project or any portion thereof or interest therein; (W) costs or expenses arising from the negligence of Landlord, its agents or employees; (X) costs incurred to remedy, repair or otherwise correct violations of Laws that exist on the Commencement Date; or (Y) ground rents or rentals payable by Landlord pursuant to any over-lease. Landlord shall not collect or be entitled to collect Project Expenses from all of its tenants an amount in excess of 100% of the Project Expenses actually incurred by Landlord.

(iii)“Taxes” means all taxes, assessments, and other governmental charges, including without limitation business improvement district charges, improvement contributions paid to business improvement districts or similar organizations, and special assessments for public improvements or traffic districts that are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, are properly allocable to the Term, business property operating license charges, and real estate tax appeal expenditures incurred by Landlord. Taxes shall not include: (i) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord; or (ii) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered such that in lieu of or as a substitute in whole or in part for any Taxes now levied, assessed or imposed on real estate there shall be levied, assessed or imposed: (A) a tax on the rents received from such real estate; or (B) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof; or (C) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in Taxes. Tenant may not file or participate in any Tax appeals for any tax lot in the Project. “Taxes” shall specifically include the “margin tax” imposed by Chapter 171 of the Texas Tax Code, as the same may be amended or modified from time to time, together with any binding rules or regulations promulgated from time to time by the Comptroller of the State of Texas or other governmental body in connection with Chapter 171 of the Texas Tax Code, and the parties acknowledge and agree that the “margin tax” is a tax in lieu of real property taxes.

(iv)“Tenant’s Share” means the rentable square footage of the Premises divided by the rentable square footage of the Building on the date of calculation, which on the date of this Lease is stipulated to be 14.91%. Tenant’s Share will change during the Term if the rentable square footage of the Premises and/or the Building changes.

(b)Commencing on the Commencement Date and continuing thereafter during the Term,

Tenant shall pay to Landlord in advance on a monthly basis, payable pursuant to Section 5(c) below, Tenant’s Share of Operating Expenses. To the extent that any Operating Expenses are incurred by Landlord (or Landlord’s affiliate(s)) for multiple buildings or uses, Landlord shall allocate such Operating Expenses to the Building on a commercially reasonable basis.

(c)For each calendar year (or portion thereof) for which Tenant has an obligation to pay any Operating Expenses, Landlord shall send to Tenant a statement of the monthly amount of projected Operating Expenses due from Tenant for such calendar year (“Estimated Operating Expenses”), and Tenant shall pay to Landlord such monthly amount of Estimated Operating Expenses as provided in Section 5(b), without further notice, demand, setoff, deduction, or counterclaim. As soon as administratively available after each calendar year but no later than one hundred eighty (180) days thereafter, Landlord shall send to Tenant a reconciliation statement of the actual Operating Expenses for the prior calendar year (“Reconciliation Statement”). If the amount actually paid by Tenant as Estimated Operating Expenses exceeds the amount due per the Reconciliation Statement, Tenant shall receive a credit in an amount equal to the overpayment, which credit shall be applied towards future Rent until fully credited. If the credit exceeds the aggregate future Rent owed by Tenant, and there is no Event of Default, Landlord shall pay the excess amount to Tenant within 30 days after delivery of the Reconciliation Statement. If Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice setting forth the additional amount due, which amount shall be paid in full by Tenant within 30 days after receipt of such invoice. Tenant’s obligations under this Section shall survive the Expiration Date.

(d)If, during the Term, less than 95% of the rentable area of the Building is or was occupied by tenants, Project Expenses and Project Utility Costs shall be deemed for such year to be an amount equal to the costs that would have been incurred had the occupancy of the Building been at least 95% throughout such year, as reasonably determined by Landlord and taking into account that certain expenses fluctuate with the Building’s occupancy level and certain expenses do not so fluctuate. In addition, if Landlord is not obligated or otherwise does not offer to furnish an item or a service to a particular tenant or portion of the Building (e.g., if a tenant separately contracts with an office cleaning firm to clean such tenant’s premises) and the cost of such item or service would otherwise be included in Project Expenses and/or Project Utility Costs, Landlord shall equitably adjust the Project Expenses or Project Utility Costs so the cost of the item or service is shared only by tenants actually receiving such item or service. All payment calculations under this Section shall be prorated for any partial calendar years during the Term and all calculations shall be based upon Project Expenses and Project Utility Costs as grossed-up in accordance with the terms of this Lease.

(e)If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by an independent contractor of Landlord, Landlord’s property manager, or a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager (each, a “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then at Landlord’s direction Tenant shall pay the charge for such service either to Landlord for further payment to the Service Provider or directly to the Service Provider and, in either case: (a) Landlord shall credit such payment against any charge for such service made by Landlord to Tenant under this Lease; and (b) Tenant’s payment of the Service Provider shall not relieve Landlord from any obligation under this Lease concerning the provisions of such services.

(f)Provided there is no Event of Default exists by Tenant under this Lease, Tenant shall have the right, at its sole cost and expense (subject to the terms of this section), to cause Landlord’s records related to a Reconciliation Statement to be audited provided: (i) Tenant provides notice of its intent to audit such Reconciliation Statement within 2 months after receipt of the Reconciliation Statement; (ii) the audit is performed by a certified public accountant that has not been retained on a contingency basis or other basis where its compensation relates to the cost savings of Tenant; (iii) any such audit may not occur more frequently than once during each 12-month period of the Term, nor apply to any year prior to the year of the then-current Reconciliation Statement being reviewed; (iv) the audit is completed within 2 months after the date that Landlord makes all of the necessary and applicable records available to Tenant or Tenant’s auditor; (v) the contents of Landlord’s records shall be kept confidential by Tenant, its auditor, and its other professional advisors, other than as required by applicable Law; and (vi) if Tenant’s auditor determines that an overpayment is due Tenant, Tenant’s auditor shall produce a detailed report addressed to both Landlord and Tenant, which report shall be delivered within 30 days after Tenant’s auditor’s completion of the audit. During completion of Tenant’s audit, Tenant shall nonetheless timely pay all of Tenant’s Share of Operating Expenses without setoff or deduction. If Tenant’s audit report discloses any discrepancy, Landlord and Tenant shall use good faith efforts to resolve the dispute. If the parties are unable to reach agreement within 20 days after Landlord’s receipt of the audit report, then within 10 days of the expiration of said 20-day period, Tenant shall have the right to refer the matter to a mutually acceptable independent certified public accountant, who shall work in good faith with Landlord and Tenant to resolve the discrepancy; provided if Tenant does not do so within such 10-day period, Landlord’s calculations and the Reconciliation Statement at issue shall be deemed final and accepted by Tenant. The fees and costs of such independent accountant to which such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public accountant, whose decision shall be final and binding. In addition, if said accountant determines that Tenant’s auditor’s determination is accurate and it is determined Tenant was overcharged by more than 5%, Landlord shall reimburse Tenant the actual, reasonable hourly costs of Tenant’s audit (including reasonable legal and accounting costs), but in no event shall such amount exceed $5,000.00. Within 30 days after resolution of the dispute, whether by agreement of the parties or a final decision of an independent accountant, Landlord shall pay or credit to Tenant, or Tenant shall pay to Landlord, as the case may be, all unpaid Operating Expenses due and owing.

6.UTILITIES.

(a)Commencing on the Commencement Date, and continuing throughout the Term, Tenant shall pay for utility services as follows without setoff, deduction, or counterclaim: (i) Tenant shall pay directly to the applicable utility service provider for any utilities that are separately metered to the Premises; (ii) Tenant shall pay Landlord for any utilities that are separately submetered to the Premises based upon Tenant’s submetered usage, as well as for any maintenance and replacement costs associated with such submeters; (iii) Tenant shall pay Landlord for its proportionate share of any utilities serving the Premises that are not separately metered or submetered based upon its share of the area served by the applicable meter or submeter; and (iv) Tenant shall pay Landlord for Tenant’s Share of all utilities serving the Project, excluding the costs of utilities that are directly metered or submetered to Building tenants or paid separately by such tenants (“Project Utility Costs”). As of the date hereof, to Landlord’s actual knowledge, but without prejudice to Landlord’s right to make modifications from time to time:

•Electric for the lights and plugs of the Premises, and electric for HVAC serving the Premises, are paid per proportionate share.

Notwithstanding anything to the contrary in this Lease, Landlord shall have the right to install meters, submeters, or other energy-reducing systems in the Premises at any time to measure any or all utilities serving the Premises, the costs of which shall be included in Project Expenses. For those utilities set forth in subsections (ii) – (iv) above, Landlord shall have the right to either invoice Tenant for such utilities separately as Additional Rent, or include such utilities in amounts due as Operating Expenses. Landlord shall have the right to estimate the utility charge, which estimated amount shall be payable to Landlord within 30 days after receipt of an invoice therefor and may be included along with the invoice for Project Expenses, provided Landlord shall be required to reconcile on an annual basis based on utility invoices received for such period. The cost of utilities payable by Tenant under this Section shall include all applicable taxes and Landlord’s then-current charges for reading the applicable meters, provided Landlord shall have the right to engage a third party to read the submeters, and Tenant shall reimburse Landlord for both the utilities consumed as evidenced by the meters plus the actual costs for reading the meters within 30 days after receipt of an invoice therefor. Tenant shall pay such rates as Landlord may establish from time to time, which shall not be in excess of any applicable rates chargeable by Law, or in excess of the general service rate or other such rate that would apply to Tenant’s consumption if charged by the utility or municipality serving the Building or general area in which the Building is located. If Tenant fails to pay timely any direct-metered utility charges from the applicable utility provider, Landlord shall have the right but not the obligation to pay such charges on Tenant’s behalf and bill Tenant for such costs plus the Administrative Fee (as defined in Section 17), which amount shall be payable to Landlord as Additional Rent within 30 days after receipt of an invoice therefor.

(b)For any separately metered utilities, Landlord is hereby authorized to request and obtain, on behalf of Tenant, Tenant’s utility consumption data from the applicable utility provider for informational purposes and to enable Landlord to obtain full building Energy Star scoring for the Building. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance, safety inspections, or any other reason,  including without limitation in cases of emergency; provided, except in cases of emergency, for which no prior notice shall be required, Landlord shall provide written notice to Tenant at least 3 business days’ prior to any such shutdown. Notwithstanding the immediately preceding sentence, Landlord shall have no right to shutdown Tenant’s Supplemental HVAC (defined below) without Tenant’s prior written approval, except in cases of emergency to prevent or mitigate injury to individuals or damage to property. Landlord shall not be liable for any interruption in providing any utility that Landlord is obligated to provide under this Lease, unless such interruption or delay: (i) renders the Premises or any material portion thereof untenantable for the normal conduct of Tenant’s business at the Premises, and Tenant has ceased using such untenantable portion, provided Tenant shall first endeavor to use any generator that serves the Premises or of which Tenant has the beneficial use; (ii) results from Landlord’s negligence or willful misconduct; and (iii) extends for a period longer than 7 consecutive days, in which case, Tenant’s obligation to pay Fixed Rent shall be abated with respect to the untenantable portion of the Premises that Tenant has ceased using for the period beginning on the 8th consecutive day after such conditions are met and ending on the earlier of: (A) the date Tenant recommences using the Premises or the applicable portion thereof; or (B) the date on which the service(s) is substantially restored. The rental abatement described above shall be Tenant’s sole remedy in the event of a utility interruption, and Tenant hereby waives any other rights against Landlord in connection therewith. Landlord shall have the right to change the utility providers to the Project at any time. In the event of a casualty or condemnation affecting the Building and/or the Premises, the terms of Sections 14 and 15, respectively, shall control over the provisions of this Section.

(c)Subject to Section 31 below, Tenant, at its sole cost, shall install a  supplemental heating, ventilation, and air conditioning (“HVAC”) system serving the laboratory and vivarium portions of the Premises (“Tenant’s Supplemental HVAC”) on the roof of the Building. If Landlord reasonably determines that: (i) Tenant exceeds the design conditions for the HVAC system serving the office portion of the Premises, introduces into the Premises equipment that overloads such system, or causes such system to not adequately perform its proper functions; or (ii) the heavy concentration of personnel, motors, machines, or equipment used in the office portion of the Premises, including telephone and computer equipment, or any other condition in the Premises caused by Tenant (for example, more than one shift per day or 24-hour use of the Premises), adversely affects the temperature or humidity otherwise maintained by such system, then Landlord shall notify Tenant in writing and Tenant shall have 10 days to remedy the situation to Landlord’s reasonable satisfaction. If Tenant fails to timely remedy the situation to Landlord’s reasonable satisfaction, Landlord shall have the right to install one or more supplemental air conditioning units serving the office portion of the Premises with the cost thereof, including the cost of installation, operation and maintenance, being payable by Tenant to Landlord within 30 days after Landlord’s written demand. Tenant shall not change or adjust any closed or sealed thermostat or other element of the HVAC system serving the office portion of the Premises without Landlord’s  express prior written consent. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord (including a system for Landlord’s engineer reasonably to estimate any such excess usage). If such system indicates such excess services or utilities used by Tenant, Tenant shall pay Landlord’s reasonable charges for installing and operating such system and any supplementary air conditioning, ventilation, heat, electrical, or other systems or equipment (or adjustments or modifications to the existing Building systems and equipment), and the actual charges incurred by Landlord as a result of such excess services or utilities used by Tenant. All supplemental HVAC systems and equipment serving the Premises (including without limitation Tenant’s Supplemental HVAC) shall be separately metered to the Premises at Tenant’s cost, and Tenant shall be solely responsible for all electricity registered by, and the maintenance and replacement of, such meters. Landlord has no obligation to keep cool any of Tenant’s information technology equipment that is placed together in one room, on a rack, or in any similar manner (“IT Equipment”), and Tenant waives any claim against Landlord in connection with Tenant’s IT Equipment. Landlord shall have the option to require that the computer room and/or information technology closet in the Premises shall be separately submetered at Tenant’s expense, and Tenant shall pay Landlord for all electricity registered in such submeter. Within 1  month after written request, Tenant shall provide to Landlord electrical load information reasonably requested by Landlord with respect to any computer room and/or information technology closet in the Premises.

(d)Subject to Section 32 below, Tenant shall be entitled, at its sole cost, to install a back-up generator serving the Premises.

7.LANDLORD SERVICES

(a)Subject to Tenant’s payment of Operating Expenses under Section 5 and utilities under Section 6,  Landlord shall provide the following to the Premises during the Term: (i) HVAC service in the respective seasons during Business Hours; provided HVAC service to the Premises on Saturdays and Sundays will be provided only upon Tenant’s prior request to Landlord received no later than noon on the preceding business day (such requests shall be made online (currently such requests shall be made via http://etenants.com/); (ii) electricity for lighting and standard office equipment for comparable buildings in the market in which the Project is located; (iii) water, sewer, and, to the extent applicable to the Building, gas, oil, and steam service; and (iv) cleaning services. Tenant, at Tenant’s expense, shall make arrangements with the applicable utility companies and public bodies to provide, in Tenant’s name, telephone, cable, and any other utility service not provided by Landlord that Tenant desires at the Premises.

(b)Landlord shall not be obligated to furnish any services, supplies, or utilities other than as set forth in this Lease; provided, however, upon Tenant’s prior request sent in accordance with Section 25(p) below, Landlord may furnish additional services, supplies, or utilities, in which case Tenant shall pay to Landlord, immediately upon demand, Landlord’s then-current charge for such additional services, supplies, or utilities, or Tenant’s pro rata share thereof, if applicable, as reasonably determined by Landlord. Landlord’s current rate for HVAC service outside of Business Hours requested with at least 24 hours’ prior notice (or by noon for weekend service) is $27.00 per hour, per zone, with a 2-hour minimum if the service does not commence immediately following the end of a day’s Business Hours.

8.USE; SIGNS; PARKING; COMMON AREAS.

(a)Tenant shall use the Premises for general office purposes and laboratory purposes, and related storage, research, pre-clinical and clinical studies, development, commercialization and manufacturing activities,  and for no other purpose (“Permitted Use”). Landlord acknowledges that Tenant is a biopharmaceutical company and Tenant shall be permitted to conduct certain research and development activities on the Premises, including working with biological substances and conducting certain testing on small animals (e.g., mice and rats) for research and development purposes involving materials or products produced or used by Tenant. Notwithstanding anything to the contrary in this Lease, Tenant’s use of the Premises for the Permitted Use shall be subject to all applicable Laws and to all reasonable requirements of the insurers of the Building. Tenant represents and warrants to Landlord, for informational purposes only, that Tenant’s current NAICS Code is set forth in Section 1 hereof, provided the foregoing shall not be construed in any manner as a restriction on the Permitted Use.

(b)Landlord shall provide Tenant with Building-standard identification signage on all Building lobby directories and at the main entrance to the Premises, the costs of which shall be paid for by Landlord for the originally named Tenant, otherwise by Tenant as Additional Rent within 10 days after written demand. Provided all of the Signage Conditions are fully satisfied, the originally named Tenant shall have the nonexclusive right to cause Landlord, exercisable by the delivery of written notice from Tenant to Landlord within the first 12 months after the Commencement Date, to install a panel sign (“Panel”) on the existing monument sign of the Building (to the extent it exists) (“Monument Sign”), subject to satisfaction of all of the following terms and conditions: (i) the size and location and Tenant’s specifications and design of the Panel shall be subject to Landlord’s prior written consent and generally consistent with the aesthetic standards of the Building; (ii) Landlord shall obtain the Panel on Tenant’s behalf, at Tenant’s sole cost and expense; (iii) Landlord shall install the Panel, at Tenant’s sole and expense; (iv) Landlord shall maintain and repair the Monument Sign, the costs of which shall be proportionately paid by the tenants having panel signs on such Monument Sign; (v) Landlord shall maintain and repair the Panel, at Tenant’s sole cost and expense; (vi) if the Monument Sign is illuminated, Tenant shall pay its proportionate share of the costs of such illumination (equitably allocated in Landlord’s reasonable determination); and (vii) if the Panel requires replacement, such replacement shall be at Tenant’s sole cost and expense. The “Signage Conditions” are that: (a) the originally named Tenant is occupying and paying full Rent on at least 80% of the rentable area of the original Premises; (b) no Event of Default exists; and (c) this Lease is in full force and effect. Prior to the Surrender Date (as defined in Section 18(a)), or immediately upon any of the Signage Conditions no longer being satisfied, Landlord shall have the right, at Tenant’s sole cost and expense, to remove the Panel and repair and restore the Monument Sign to its prior existing condition. With respect to clause (i) above, Landlord’s determination and selection of the size, location, specifications, and design of the Panel may take into account the necessity to reserve or reallocate space for signage for existing and future tenants of the Building and in furtherance of the foregoing, Landlord shall have the right to require that the Panel be replaced with a Panel of a different size, configuration, or design, from time to time, and the Panel’s placement on the Monument Sign may be relocated on such sign by Landlord, from time to time, at Landlord’s sole costs and expense.  Tenant shall pay Landlord for any costs due under this paragraph either, at Landlord’s election, as part of the Additional Rent or within 30 days after receipt of Landlord’s invoice therefor. Except as expressly set forth otherwise in this Lease, Tenant shall not place, erect, or maintain any signs at the Premises, the Building, or the Project that are visible from outside of the Premises.

(c)Subject to the Building rules and regulations, Tenant shall have the nonexclusive right in common with others to use: (i) the paved driveways and walkways at the Project for vehicular and pedestrian access to the Building; (ii) Common Areas; and (iii) the parking facilities at the Project for parking standard-size automobiles of Tenant and its employees and business visitors, with Tenant being entitled to parking at a ratio of no more than 4 per 1,000 square feet of rentable area of the Premises. Tenant shall have use of 5 of reserved parking spaces in a location(s) agreed by Landlord and Tenant; provided, however, Landlord shall have no obligation to monitor or patrol such reserved parking spaces. Landlord shall have the option of relocating the reserved parking spaces, from time to time, by delivery of written notice to Tenant provided the relocated parking spaces are substantially as accessible to the Premises as the originally granted spaces.

(d)Landlord shall have the right in its sole discretion to, from time to time, construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas provided Tenant shall at all times during any such activities have access to, and use of, the Premises. Landlord, Landlord’s agents, contractors, and utility service providers shall have the right to install, use, and maintain ducts, pipes, wiring and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount.

(e)Subject to Landlord’s security measures and Force Majeure Events (as defined in Section 25(g)),  Landlord shall provide Tenant with access to the Building and, if applicable, passenger elevator service for use in common with others for access to and from the Premises 24 hours per day, 7 days per week, except during emergencies. Tenant shall have the right to install its own security system at its sole cost and expense, subject to the terms and provisions of Section 9. Landlord shall have the right to limit the number of elevators (if any) to be operated during repairs and during non-Business Hours. If applicable, Landlord shall provide Tenant with access to the freight elevator(s) of the Building from time to time following receipt of Tenant’s prior request, and Tenant shall pay Landlord’s then-current charge for use of such freight elevators.

9.TENANT’S ALTERATIONS. Tenant shall not cut, drill into, or secure any fixture, apparatus, or equipment, or make alterations, improvements, or physical additions of any kind to any part of the Premises (collectively, “Alterations”) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. All Alterations shall be completed in compliance with all applicable Laws and Landlord’s rules and regulations for construction, and sustainable guidelines and procedures. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration costing less than $30,000.00 and that: (i) is nonstructural; (ii) does not impact any of the Building systems, involve electrical or drywall work, require a building permit, or materially affect the air quality in the Building; and (iii) is not visible from outside of the Premises. Tenant shall be solely responsible for the installation and maintenance of its data, telecommunication, and security systems and wiring at the Premises, which shall be done in compliance with all applicable Laws and Landlord’s rules and regulations. With respect to all improvements and Alterations made after the date hereof, other than those made by Landlord pursuant to the express provisions of this Lease, Tenant acknowledges that: (A) Tenant is not, under any circumstance, acting as the agent of Landlord; (B) Landlord did not cause or request such Alterations to be made; (C) Landlord has not ratified such work; and (D) Landlord did not authorize such Alterations within the meaning of applicable State statutes. Nothing in this Lease or in any consent to the making of Alterations or improvements shall be deemed or construed in any way as constituting a request by Landlord, express or implied, to any contractor, subcontractor, or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord. Landlord shall be entitled to collect a construction management fee equal to 5% of the cost of the Alterations in connection with Landlord’s services in the supervising and review of any Alteration. Tenant shall cause all Alterations to comply with the Encino Trace Tenant Building Standards Agreement Pertaining to Austin Energy Green Building Requirements, a copy of which is attached hereto as Exhibit F.

10.ASSIGNMENT AND SUBLETTING.

(a)Except as expressly permitted pursuant to Section 10(c), neither Tenant nor Tenant’s legal representatives or successors-in-interest by operation of law or otherwise, shall sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of all or any interest in this Lease or the Premises, or permit any person or entity other than Tenant to occupy any portion of the Premises (each of the foregoing are a “Transfer” to a “Transferee”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any Transfer undertaken without Landlord’s prior written consent (other than pursuant to Section 10(c)) shall constitute an Event of Default and shall, at Landlord’s option, be void and/or terminate this Lease. For purposes of this Lease, a Transfer shall include, without limitation, any assignment by operation of law, and any merger, consolidation, or asset sale involving Tenant, any direct or indirect transfer of control of Tenant, and any transfer of a majority of the ownership interests in Tenant. Consent by Landlord to any one Transfer shall be held to apply only to the specific Transfer authorized, and shall not be construed as a waiver of the duty of Tenant, or Tenant’s legal representatives or assigns, to obtain from Landlord consent to any other or subsequent Transfers pursuant to the foregoing, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant.

(b)Without limiting the bases upon which Landlord may reasonably withhold its consent to a proposed Transfer, it shall not be unreasonable for Landlord to withhold its consent if: (i) the proposed Transferee shall have a net worth that is not acceptable to Landlord in Landlord’s reasonable discretion; (ii) the proposed Transferee, in Landlord’s reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is proposing to Transfer to an existing tenant of the Building or another property owned by Landlord or Landlord’s affiliate(s) in the market of which the Building is a part, or to another prospect with whom Landlord or Landlord’ affiliate(s) in then negotiating in the market of which the Building is a part; (v) the proposed assignee or sublessee would cause any of Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements; or (vi) the nature of such Transferee’s proposed business operation would or might reasonably violate the terms of this Lease or of any other lease for the Building (including any exclusivity provisions), or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building.

(c)Notwithstanding the foregoing, Tenant shall have the right without the prior consent of Landlord, but after at least 15 days’ prior written notice to Landlord, to make a Transfer to any Affiliate (as defined below), or an entity into which Tenant merges or that acquires substantially all of the assets or stock of Tenant  (“Surviving Entity”) (the Surviving Entity or Affiliate are also referred to as a “Permitted Transferee”); provided: (i) Tenant delivers to Landlord the Transfer Information (as defined below); (ii) the Permitted Transferee shall have a tangible net worth at least equal to the greater of the net worth of Tenant on the date of this Lease or on the date of such Transfer; (iii) the originally named Tenant shall not be released or discharged from any liability under this Lease by reason of such Transfer; (iv) the use of the Premises shall not change; and (v) if the Transfer is to an Affiliate, such Transferee shall remain an Affiliate throughout the Term and if such Transferee shall cease being an Affiliate, Tenant shall notify Landlord in writing of such change and such Transfer shall be deemed an Event of Default if Landlord’s consent thereto is not given in writing within 10 business days after such notification. An  “Affiliate” means a corporation, limited liability company, partnership, or other registered entity, 50% or more of whose equity interest is owned by the same persons or entities owning 50% or more of Tenant’s  equity interests, a subsidiary, or a parent corporation.

(d)If at any time during the Term Tenant desires to complete a Transfer, Tenant shall give written notice to Landlord of such desire together with the Transfer Information. If: (i) Tenant desires to assign this Lease or to sublease the entire Premises other than pursuant to Section 10(c), Landlord shall have the right to accelerate the Expiration Date so that the Expiration Date shall be the date on which the proposed assignment or sublease would be effective; or (ii) Tenant desires to sublease less than the entire Premises other than to an Affiliate,  Landlord shall have the right to accelerate the Expiration Date with respect to the portion of the Premises that Tenant proposes to sublease (and in each case, a pro rata portion of Tenant’s parking rights shall also expire on such accelerated Expiration Date). If Landlord elects to accelerate the Expiration Date pursuant to this paragraph, Tenant shall have the right to rescind its request for Landlord’s consent to the proposed assignment or sublease by giving written notice of such rescission to Landlord within 10 days after Tenant’s receipt of Landlord’s acceleration election notice. If Tenant does not so rescind its request: (A) Tenant shall deliver the Premises or the applicable portion thereof to Landlord in the same condition as Tenant is, by the terms of this Lease, required to deliver the Premises to Landlord upon the Expiration Date; and (B) Fixed Rent and Tenant’s Share shall be reduced on a per rentable square foot basis for the area of the Premises that Tenant no longer leases. If Landlord elects to accelerate the Expiration Date for less than the entire Premises, the actual, reasonable cost of erecting any demising walls, entrances, and entrance corridors, and any other improvements required in connection therewith shall be performed by Landlord, with the cost thereof being divided evenly between Landlord and Tenant.

(e)The “Transfer Information” means the following information: (i) a copy of the fully executed assignment and assumption agreement, or sublease agreement, as applicable (with respect to a Permitted Transfer, such agreement to be delivered to Landlord within 10 business days after the transaction closes and with respect to all other Transfers, such agreement shall be provided in draft form and shall not be executed until Landlord’s consent has been given); (ii) a copy of the then-current financials of the Transferee (either audited or certified by the chief financial officer of the Transferee); (iii) a copy of the formation certificate and good standing certificate of the Transferee; and (iv) such other reasonably requested information by Landlord needed to confirm or determine Tenant’s compliance with the terms and conditions of this Section.

(f)Any sums or other economic consideration received by Tenant as a result of any Transfer (except rental or other payments received that are attributable to the amortization of the cost of leasehold improvements made to the transferred portion of the Premises by Tenant for the Transferee, and other reasonable expenses incident to the Transfer, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, that exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such Transfer) shall be divided evenly between Landlord and Tenant, with Landlord’s portion being payable to Landlord as Additional Rent without affecting or reducing any other obligation of Tenant hereunder.

(g)Regardless of Landlord’s consent to a proposed Transfer, no Transfer shall release Tenant from Tenant’s obligations or alter Tenant’s primary liability to fully and timely pay all Rent due from time to time under this Lease and to fully and timely perform all of Tenant’s other obligations under this Lease, and the originally named Tenant and all assignees shall be jointly and severally liable for all Tenant obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. If a Transferee defaults in the performance of any of the terms of this Lease, Landlord may proceed directly against the originally named Tenant without the necessity of exhausting remedies against such Transferee. If there has been a Transfer and an Event of Default occurs, Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Section, an acceptance of such Transferee as tenant hereunder or a release of Tenant from further performance of the covenants herein contained.

11.REPAIRS AND MAINTENANCE.

(a)Except with respect to Landlord Repairs (as defined below), Tenant, at Tenant’s expense, shall keep and maintain the Premises in good order and condition including promptly making all repairs necessary to keep and maintain such in good order and condition. When used in this Lease, “repairs” shall include repairs and any reasonably necessary replacements. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or advising Landlord of Tenant’s desire to have Landlord make such repairs, in which case Tenant shall pay to Landlord for such repairs at Landlord’s then-standard rate. To the extent that Tenant requests that Landlord make any other repairs that are Tenant’s obligation to make under this Lease, Landlord may elect to make such repairs on Tenant’s behalf, at Tenant’s expense, and Tenant shall pay to Landlord such expense along with the Administrative Fee. If an Event of Default then exists, Landlord may elect to require that Tenant prepay the amount of such repair. All repairs made by Landlord or Tenant shall utilize materials and equipment that are at least equal in quality, number, and usefulness to those originally used in constructing the Building and the Premises. Tenant, at Tenant’s expense, shall maintain Tenant’s Supplemental HVAC and/or Alterations in a clean and safe manner and in proper operating condition throughout the Term and, with respect to Tenant’s Supplemental HVAC, under a service contract with a firm and upon such terms as may be reasonably satisfactory to Landlord, including inspection and maintenance on at least a semiannual basis, and provide Landlord with a copy thereof. Within 5 business days after Landlord’s  written request, Tenant shall provide Landlord with evidence that such contract is in place. All repairs to the Building and/or the Project made necessary by reason of the installation, maintenance, and operation of Tenant’s Supplemental HVAC and Alterations shall be Tenant’s expense. In the event of an emergency, such as a burst waterline or act of God, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant’s cost) without giving Tenant prior notice, but in such case Landlord shall provide notice to Tenant as soon as practicable thereafter, and Landlord shall take commercially reasonable steps to minimize the costs incurred.

(b)Landlord, at Landlord’s expense (except to the extent such expenses are includable in Project Expenses), shall make all necessary repairs to: (i) the footings and foundations and the structural elements of the Building; (ii) the roof of the Building; (iii) the HVAC, plumbing, elevators (if any), electric, fire protection and fire alert systems within the Building core from the core to the point of connection for service to the Premises, but specifically excluding Tenant’s Supplemental HVAC and Alterations; (iv) the Building exterior; and (v) the Common Areas (collectively, “Landlord Repairs”). Any provision of this Lease to the contrary notwithstanding, any repairs to the Project or any portion thereof made necessary by the negligent or willful act or omission of Tenant or any employee, agent, subtenant, contractor or invitee of Tenant shall be made at Tenant’s expense, subject to the waivers set forth in Section 12(c).

(c)The parties agree it is in their mutual best interest that the Building and Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment. Accordingly, Tenant shall use commercially reasonable efforts to conduct its operations in the Building and within the Premises to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable. Landlord shall use commercially reasonable efforts to operate and maintain the Common Areas of the Building to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable, the costs of which shall be included in Project Expenses (except to the extent otherwise not permitted). At all times, Tenant shall comply with the Encino Trace Tenant Building Standards Agreement Pertaining to Austin Energy Green Building Requirements, a copy of which is attached hereto as Exhibit F.

12.INSURANCE; SUBROGATION RIGHTS.

(a)Tenant, at Tenant’s expense, shall obtain and keep in force at all times as of the Commencement Date (or Tenant’s earlier accessing of the Premises) commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall, at its sole cost and expense, maintain in full force and effect a policy of “special form” property insurance on Tenant’s Property for full replacement value and with coinsurance waived. “Tenant’s Property” means Tenant’s trade fixtures, equipment, personal property, and Specialty Alterations (as defined in Section 18(b)). Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to Tenant’s Property, regardless of the cause of the loss or damage. Tenant shall require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. No liability insurance required hereunder shall be subject to cancellation or modification without at least 30 days’ prior notice to all insureds, and shall name Tenant as insured, and Landlord, Landlord’s property manager, and Brandywine Realty Trust as additional insureds, and, if requested in writing by Landlord, shall also name any mortgagee or holder of any mortgage that may be or become a lien upon any part of the Premises as its interests may appear. Prior to the Commencement Date, Tenant shall provide Landlord with certificates that evidence that all insurance coverages required under this Lease are in place for the policy periods. Tenant shall also furnish to Landlord and/or Landlord’s designated agent throughout the Term replacement certificates at least 30 days prior to the expiration dates of the then-current policy or policies or, upon request by Landlord and/or its agent from time to time, sufficient information to evidence that the insurance required under this Section is in full force and effect. All insurance required under this Lease shall be issued by an insurance company that has been in business for at least 5 years, is authorized to do business in the State, and has a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports. The limits of any such required insurance shall not in any way limit Tenant’s liability under this Lease or otherwise. If Tenant fails to maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense, which expense shall be reimbursed by Tenant as Additional Rent within 10 days after written demand. Any deductible under such insurance policy in excess of $25,000 shall be approved by Landlord in writing prior to the issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent.

(b)Landlord shall obtain and maintain the following insurance during the Term: (i) replacement cost insurance including “all risk” property insurance on the Building, including without limitation leasehold improvements (exclusive of Tenant’s Property and Specialty Alterations); (ii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts consistent with amounts of such insurance maintained by landlords for comparable office projects in the Austin, Texas area or as required by any Mortgagee (as defined in Section 16); and (iii) such other insurance as reasonably required by Landlord or any Mortgagee.

(c) Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Project or any portion thereof and personal property, fixtures, and equipment located therein, wherein the insurer waives subrogation and consents to a waiver of right of recovery pursuant to the terms of this paragraph. Both Landlord and Tenant agree to immediately give each insurance company which has issued to it policies of property insurance written notice of the terms of such mutual waivers and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation thereof by reason of such waivers. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive, and agree not to make, any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from conditions to the extent of proceeds received after application of any commercially reasonable deductible (or would have been received if the party had obtained and maintained the insurance it was required to carry under this Lease or if Tenant did not elect to self-insure) by the property insurance that was required to be carried by that party under the terms of this Lease.

13.INDEMNIFICATION.

(a)Subject to Section 12(c),  Tenant shall defend, indemnify, and hold harmless Landlord, Landlord’s property manager, and Brandywine Realty Trust and each of Landlord’s directors, officers, members, partners, trustees, employees, and agents (collectively, “Landlord Indemnitees”) from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising from: (i) Tenant’s breach of this Lease; (ii) any negligence or willful act of Tenant, any Tenant Indemnitees (as defined below), or any of Tenant’s invitees, subtenants, licensees, or contractors; and (iii) any acts or omissions occurring at, or the condition, use or operation of, the Premises, except to the extent arising from Landlord’s negligence or willful misconduct. If Tenant fails to promptly defend a Landlord Indemnitee following written demand by the Landlord Indemnitee, the Landlord Indemnitee may defend the same at Tenant’s expense, by retaining or employing counsel reasonably satisfactory to such Landlord Indemnitee.

(b)Subject to Section 12(c),  Landlord shall defend, indemnify, and hold harmless Tenant and each of Tenant’s directors, officers, members, partners, trustees, employees, and agents (collectively, “Tenant Indemnitees”) from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising from: (i) Landlord’s breach of this Lease; and (ii) any negligence or willful misconduct of Landlord or any Landlord Indemnitees. If Landlord fails to promptly defend a Tenant Indemnitee following written demand by the Tenant Indemnitee, the Tenant Indemnitee may defend the same at Landlord’s expense, by retaining or employing counsel reasonably satisfactory to such Tenant Indemnitee.

(c)Landlord’s and Tenant’s obligations under this Section shall not be limited by the amount or types of insurance maintained or required to be maintained under this Lease. The provisions of this Section shall survive the Expiration Date.

14.CASUALTY DAMAGE. If there occurs any casualty to the Project (other than to the Premises) and: (i) insurance proceeds are unavailable to Landlord or are insufficient to restore the Project to substantially its pre-casualty condition; or (ii) more than 30% of the total area of the Building is damaged, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to Tenant within 60 days after such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to Tenant. If there occurs any casualty to the Premises and: (i) in Landlord’s reasonable judgment, the repair and restoration work would require more than 210 consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime); or (ii) the casualty occurs during the last 12 months of the Term, Landlord and Tenant shall each have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other party within 60 days after the date of such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to the other party, but in no event shall the termination date be after the last day of the Term. In the event that, following a casualty, this Lease is not terminated and Landlord fails to complete the repair or restoration work within 30 days after Landlord’s estimated date for completion of the repair and restoration work (subject to extension for delays caused by Tenant and Force Majeure Events), then Tenant shall have the right to terminate this Lease by sending at least 30 days’ prior written notice to Landlord, provided this Lease shall remain in full force and effect and Tenant shall no longer have the right to terminate this Lease if Landlord delivers possession of the Premises to Tenant within 30 days after Landlord’s receipt of Tenant’s termination notice.  Notwithstanding the foregoing, if the casualty was caused by the act or omission of Tenant or any of Tenant’s agents, employees, invitees, assignees, subtenants, licensees or contractors, Tenant shall have no right to terminate this Lease due to the casualty. If there occurs any casualty to the Premises and neither party terminates this Lease, then Landlord shall use commercially reasonable efforts to cause the damage to be repaired (exclusive of Tenant’s Property) to a condition as nearly as practicable to that existing prior to the damage, with commercially reasonable speed and diligence, subject to delays that may arise by reason of adjustment of the loss under insurance policies, Laws, and Force Majeure Events. Landlord shall not be liable for any inconvenience or annoyance to Tenant or Tenant Indemnitees, injury to Tenant’s business, or pain and suffering, resulting in any way from such damage or the repair thereof. Notwithstanding the foregoing, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated during the period (if any) during which Tenant is not reasonably able to use the Premises or an applicable portion thereof as a result of such casualty. Tenant shall have no right to terminate this Lease as a result of any damage or destruction of the Premises, except as expressly provided in this Section. The provisions of this Lease, including this Section, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

15.CONDEMNATION.  If a taking renders the Project, Building or Premises reasonably unsuitable for the Permitted Use, this Lease shall, at either party’s option exercised by written notice to the other within 30 days after such taking, terminate as of the date title to condemned real estate vests in the condemnor, the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to such date, all Rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability for any unaccrued obligations hereunder; provided, however, a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Project, Building or Premises taken shall be of such extent and nature as materially to handicap, impede, or impair Tenant’s use of the balance of the Premises for its normal business operations. If this Lease is not terminated after a condemnation, then notwithstanding anything to the contrary in this Lease, Fixed Rent and Additional Rent shall be equitably reduced in proportion to the area of the Premises that has been taken for the balance of the Term. Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemner to Landlord.

16.SUBORDINATION; ESTOPPEL CERTIFICATE.

(a)This Lease shall be subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part (a “Mortgage”) without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination; provided, however, as a condition to such subordination, Tenant’s leasehold interest hereunder shall not be disturbed in the event of a foreclosure of any Mortgagee’s lien or transfer of title in the Premises, Building and/or Project by a deed in lieu of foreclosure, provided Tenant is not currently in default under the Lease or has ever been in a monetary default in excess of $154,141.14 under the Lease. Tenant further agrees to execute and deliver within 10 business days after demand such further instrument evidencing such subordination, non-disturbance and attornment consistent with the terms of this Section 16 as shall be reasonably required by any Mortgagee and in form and substance similar to the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit G. If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder (the “Mortgagee”) of any mortgage or deed of trust now or hereafter placed upon the Premises, Building and/or Project of whom Tenant has been notified in writing, notice by overnight mail of any such default that Tenant shall have served upon Landlord. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee. If Landlord shall fail to cure such default, the Mortgagee shall have 45 additional days within which to cure such default or such longer period as may be reasonably necessary to complete the cure provided Mortgagee is proceeding diligently to cure such default. Notwithstanding the foregoing, any Mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution and delivery, and in that event the Mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the Mortgage.

(b)Tenant shall attorn to any foreclosing mortgagee, purchaser at a foreclosure sale or purchaser by deed in lieu of foreclosure. If the holder of a superior mortgage shall succeed to the rights of Landlord, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called successor landlord) and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease and shall promptly, without payment to Tenant of any consideration therefor, execute and deliver any instrument that such successor landlord may request to evidence such attornment. Tenant hereby irrevocably appoints Landlord or the successor landlord the attorney in fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions, and covenants as are set forth in this Lease and shall be applicable after such attornment, except that the successor landlord shall not be bound by any modification of this Lease not approved by the successor landlord, or by any previous prepayment of more than one month’s rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord. With respect to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises. Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit such Rent to Mortgagee without incurring liability to Landlord for the non-payment of such Rent. The provisions for attornment set forth in this Section 16(b) shall be self-operative and shall not require the execution of any further instrument. However, if Landlord reasonably requests a further instrument confirming such attornment, Tenant shall execute and deliver such instrument within 10 days after receipt of such request.

(c)Tenant must at any time and from time to time, within 10 business days after receipt of Landlord’s written request, execute and deliver to Landlord an estoppel certificate certifying all reasonably requested information pertaining to this Lease. Failure by Tenant to deliver said estoppel within such 10-business day period shall not be a default under this Lease but shall constitute deemed approval by Tenant of the information included in such estoppel.

17.DEFAULT AND REMEDIES.

(a)An “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder if: (i) Tenant fails to pay any Rent when due and such failure continues for more than 3 business days after Landlord has given Tenant written notice of such failure; provided, however, in no event shall Landlord have any obligation to give Tenant more than 2 such notices in any 12-month period, after which there shall be an Event of Default if Tenant fails to pay any Rent when due, regardless of Tenant’s receipt of notice of such non-payment; (ii) Tenant fails to bond over a mechanic’s or materialmen’s lien arising as a result of Tenant’s activity related to the Premises within 10 days after Landlord’s  written demand; (iii) there is any assignment or subletting (regardless of whether the same might be void under this Lease) in violation of the terms of this Lease; (iv) the occurrence of any default beyond any applicable notice and/or cure period under any guaranty executed in connection with this Lease; (v) Tenant ceases to use the Premises for the Permitted Use; (vi) Tenant’s or any Guarantor’s filing of a voluntary petition for relief, or the filing of a petition against Tenant or any Guarantor in a proceeding under the federal bankruptcy or other insolvency laws that is not withdrawn or dismissed within 60 days thereafter, or Tenant’s rejection of this Lease after such a filing, or, under the provisions of any law providing for reorganization or winding up of corporations, the assumption by any court of competent jurisdiction of jurisdiction, custody, or control of Tenant or any substantial part of its property, or of any Guarantor, where such jurisdiction, custody, or control remains in force, unrelinquished, unstayed, or unterminated for a period of 60 days; or (vii) Tenant fails to observe or perform any of Tenant’s other agreements or obligations under this Lease and such failure continues for more than 30 days after Landlord gives Tenant written notice of such failure, or the expiration of such additional time period as is reasonably necessary to cure such failure (not to exceed a 90 days in the aggregate), provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such failure.

(b)Upon the occurrence of an Event of Default, Landlord, in addition to the other rights or remedies it may have under this Lease, at law, or in equity, and without prejudice to any of the same, shall have the option, without any notice to Tenant and with or without judicial process, to pursue any one or more of the following remedies:

(i)Landlord shall have the right to terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and Tenant shall pay Landlord upon demand for all losses and damages that Landlord suffers or incurs by reason of such termination, including damages in an amount equal to the total of: (A) the actual costs of repossessing the Premises and all other expenses incurred by Landlord in connection with Tenant’s default, plus the Administrative Fee; (B) the unpaid Rent earned as of the date of termination; (C) all Rent for the period that would otherwise have constituted the remainder of the Term, discounted to present value at a rate of 2% per annum; and (D) all other sums of money and damages owing by Tenant to Landlord.

(ii)Landlord shall have the right to terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises by forcible detainer or forcible entry and detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease. If Tenant receives written notice of a termination of its right to possession, such notice will serve as both a notice to vacate, and a demand for possession of, the Premises, and Landlord may immediately thereafter initiate a forcible detainer action without any further demand or notice of any kind to Tenant.

(iii)Landlord shall have the right to enter and take possession of all or any portion of the Premises without electing to terminate this Lease, in which case Landlord shall have the right to relet all, or any portion of the Premises on such terms as Landlord deems advisable. Landlord will not be required to incur any expenses to relet all or any portion of the Premises, although Landlord may at its option incur customary leasing commissions or other costs for the account of Tenant as Landlord shall reasonably deem necessary or appropriate to relet. In no event will the failure of Landlord to relet all or any portion of the Premises reduce Tenant’s liability for Rent or damages; provided, however, neither the foregoing nor anything else contained in this Section shall relieve Landlord from any obligation under Texas law to mitigate the damages of Landlord arising as a result of an Event of Default by Tenant under this Lease and shall not be construed in any way as a provision or provisions which purports/purport to waive a right of Tenant to require that Landlord mitigate, or to exempt Landlord from a duty to mitigate (or from liability for its failure to satisfy such duty), Landlord’s damages arising due to an Event of Default by Tenant under this Lease. However, Landlord shall have no duty to mitigate damages caused by an Event of Default other than as specifically set forth in Section 91.006 of the Texas Property Code, as it may be amended. Landlord must have full possession of all of the Premises before any duty to mitigate damages will arise, and Landlord shall be conclusively deemed not to be in full possession of all of the Premises if any litigation or other proceeding is pending in which Tenant is asserting a right to regain possession of the Premises and/or disputing Landlord’s right to possession of the Premises. To satisfy Landlord’s obligation under Texas law to mitigate its damages following an Event of Default by Tenant under this Lease, Landlord must only retain a real estate broker (such broker can be the same as the broker that is leasing the other space in the Building and/or Project which is available for rent) to market the Premises and acknowledge through such broker that all portions of the Premises are available for lease, and such retention shall constitute prima facie evidence of reasonable efforts on the part of Landlord to relet the Premises; provided, however, in no event shall Landlord be obligated to: (i) relet to an affiliate of Tenant or any party not acceptable to any mortgagee or lessor of Landlord; (ii) relet all or any portion(s) of the Premises for less than the then market value of such Premises as determined by Landlord; or (iii) relet all or any portion(s) of the Premises unless there is/are no other comparable space/spaces available for lease at the Project or any other property owned by Landlord or an affiliate of Landlord within a 10-mile radius of the Project. Additionally, with respect to provisions of the laws of Texas that require that Landlord use reasonable efforts to relet the Premises and mitigate its damages following an Event of Default, the following shall apply in determining whether efforts by Landlord to relet are reasonable: (1) Landlord may elect to lease other comparable, available space at the Project, if any, before reletting all or any portion of the Premises; (2) Landlord may elect to consent to the assignment or sublease by an existing tenant of the Project before reletting all or any portion of the Premises; (3) Landlord may decline to relet all or any portion of the Premises to a prospective tenant if the nature of such prospective tenant’s business is not consistent with the tenant mix of the Project or with any other tenant leases that contain provisions prohibiting Landlord from leasing space at the Project for certain uses, or if the nature of such prospective tenant’s business may have material, adverse impact on the manner in which the Project is operated or upon the reputation of the Project even though in each of such circumstances such prospective tenant may have a good credit rating; and (4) before reletting all or any portion of the Premises to a prospective tenant, Landlord may require that such prospective tenant demonstrate the same financial capacity that Landlord would require as a condition to leasing other space at the Project to a prospective tenant. Without causing a surrender or forfeiture or termination of this Lease after the occurrence and during the continuance of an Event of Default, Landlord may: (A) relet all or any portion of the Premises for a term or terms to expire at the same time as, earlier than, or subsequent to, the expiration of the Term; (B) remodel or change the use and character of all or any portion of the Premises; and (C) grant rent concessions in reletting all or any portion of the Premises, if necessary in Landlord’s  reasonable judgment, without reducing Tenant’s obligation for Rent specified in this Lease. The rent earned from reletting all or any portion of the Premises shall be applied first, to the payment of any indebtedness other than Rent due from Tenant to Landlord, second, to the payment of any reasonable, out-of-pocket cost of such reletting including, without limitation, refurbishing costs and leasing commissions, and third, to the payment of Rent due and unpaid under this Lease. If the rent earned from reletting all or any portion of the Premises, after payment of such indebtedness and/or reletting costs, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay to Landlord upon demand the amount of such deficiency. If such rent, after payment of such indebtedness and/or reletting costs, is greater than the Rent reserved under this Lease, Landlord may retain such excess. Reletting of the Premises after the occurrence of an Event of Default shall not be construed as an election to terminate this Lease and, notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease. Notwithstanding anything to the contrary in this Section, provided Landlord has not terminated this Lease with respect to the space relet to a substitute tenant, upon the default by any substitute tenant or upon the expiration or any earlier termination of such substitute tenant’s lease term before the expiration of the Term, Landlord may, at Landlord’s sole election, either relet to still another substitute tenant or otherwise exercise its rights under this Section.

(iv)Landlord shall have the right to enter upon and take custodial possession of all or any portion of the Premises, lock out or remove Tenant and any other person occupying all or any portion of the Premises, and alter the locks and other security devices at the Premises, all without demand or notice of any kind to Tenant and without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage and without causing a termination or forfeiture of this Lease or of Tenant’s obligation to pay Rent. If Landlord changes the lock(s) to door(s) into the Premises and Tenant is then delinquent in the payment of Rent due hereunder, a new key will be provided to Tenant only if no default then exists by Tenant under this Lease and the amount of the delinquent Rent is paid to Landlord by cashier’s check or other payment medium of immediately available funds that is acceptable to Landlord in its sole discretion. Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant. The foregoing provision is intended to and shall supersede the provisions of Section 93.002 of the Texas Property Code.

(v)Landlord shall have the right to enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any out-of-pocket costs which Landlord incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

(vi)Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. If Landlord elects to continue this Lease in full force and effect pursuant to this Section, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Section or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

(vii)Landlord shall have the right to cure any Event of Default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any reasonable sums paid or costs incurred by Landlord in curing such default, including attorneys’ fees and other legal expenses, plus the Administrative Fee. The “Administrative Fee” means 5% of the costs incurred by Landlord in curing Tenant’s default or performing Tenant’s obligations hereunder.

(viii)After an Event of Default has occurred, Landlord shall have the option to accept Tenant’s  cure of an Event of Default by delivering written notice to Tenant in which Landlord expressly and specifically agrees to accept such cure of an Event of Default and elects not to pursue the remedies under this Section 17, subject to any terms provided in such notice and such acceptance shall preclude Landlord’s right to enforce any remedy contained in this Lease for such Event of Default, but shall not in any way restrict Landlord’s remedies with regard to any other Event of Default by Tenant until such time Landlord accepts Tenant cure (and provided Landlord is under no obligation to do so) for such other Event of Default in accordance with this subsection.

(c)Upon the occurrence of an Event of Default, Tenant shall be liable to Landlord for, and Landlord shall be entitled to recover: (i) all Rent accrued and unpaid; (ii) all costs and expenses actually incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant’s property; (iii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the Expiration Date; (iv) the costs of reletting commissions; (v) all out- of pocket reasonable legal fees and court costs incurred by Landlord in connection with the Event of Default; and (vi) the unamortized portion (as reasonably determined by Landlord) of brokerage commissions and consulting fees incurred by Landlord, and tenant concessions including free rent given by Landlord, in connection with this Lease. Upon the occurrence of an Event of Default, the Abatement Period shall immediately become void, and the monthly Fixed Rent due for the Abatement Period shall equal the amount of Fixed Rent due immediately following the Fixed Rent Start Date.

(d)Any amount payable by Tenant under this Lease that is not paid when due shall bear interest at the rate of 1% per month until paid by Tenant to Landlord. If Tenant fails to pay Rent when due on 3 or more occasions during the Term, Landlord shall have the right to require Tenant to pay all future Rent by ACH debit of funds, in which case Tenant shall complete Landlord’s then-current forms authorizing Landlord to automatically debit Tenant’s bank account.

(e)Neither any delay or forbearance by Landlord in exercising any right or remedy hereunder nor Landlord’s undertaking or performing any act that Landlord is not expressly required to undertake under this Lease shall be construed to be a waiver of Landlord’s rights or to represent any agreement by Landlord to thereafter undertake or perform such act. Landlord’s waiver of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or Landlord’s failure to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

(f)The rights granted to Landlord in this Section shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law or in equity. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

(g)No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

(h)In addition to any applicable common law or statutory lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements, and conditions hereof have been fully complied with and performed by Tenant.    During the continuance of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 21 at least 5 days before the time of sale. The proceeds from any such disposition, less all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorneys’ fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State. Notwithstanding the foregoing provisions of this Section 17, Landlord acknowledges and agrees that Landlord’s lien described herein and Landlord’s rights and remedies related thereto shall be subordinate in all instances to any purchase money security interest of any lender financing Tenant’s laboratory equipment.

18.SURRENDER; HOLDOVER.

(a)No later than upon the Expiration Date or earlier termination of Tenant’s right to possession of the Premises (such earlier date, the “Surrender Date”), Tenant shall vacate and surrender the Premises to Landlord in good order and condition, vacant, broom clean, and in conformity with the applicable provisions of this Lease, including without limitation Sections 9 and 11. Tenant shall have no right to hold over beyond the Surrender Date, and if Tenant does not vacate as required such failure shall be deemed an Event of Default and Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the Surrender Date, the amount of Rent owed by Tenant to Landlord will be the Holdover Percentage of the Rent that would otherwise be due under this Lease, without prorating for any partial month of holdover, and except that any provisions in this Lease that limit the amount or defer the payment of Additional Rent are null and void. The “Holdover Percentage” equals: (i) 150% for the first 6  months of holdover;

and (ii) 200% for any period of holdover beyond 6 months. The acceptance of Rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the Surrender Date shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including reasonable attorneys’ fees, incurred by Landlord as a result of such holdover. The provisions of this Section shall not constitute a waiver by Landlord of any right of reentry as set forth in this Lease; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed. No option to extend this Lease shall have been deemed to have occurred by Tenant’s holdover, and any and all options to extend this Lease or expand the Premises shall be deemed terminated and of no further effect as of the first date that Tenant holds over. In addition, if Tenant fails to vacate and surrender the Premises as herein required, Tenant shall indemnify, defend and hold harmless Landlord from all actual costs, losses, expenses or liabilities incurred as a result of such failure, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and reasonable attorneys’ fees. Tenant’s obligation to pay Rent and to perform all other Lease obligations for the period up to and including the Surrender Date, and the provisions of this Section, shall survive the Expiration Date. In no way shall the remedies to Landlord set forth above be construed to constitute liquidated damages for Landlord’s losses resulting from Tenant’s holdover.

(b)Prior to the Surrender Date, Tenant, at Tenant’s expense, shall remove from the Premises Tenant’s Property and all telephone, security, and communication equipment system wiring and cabling, and restore in a good and workmanlike manner any damage to the Premises and/or the Building caused by such removal or replace the damaged component of the Premises and/or the Building if such component cannot be restored as aforesaid as reasonably determined by Landlord. The foregoing notwithstanding, Tenant shall not be required to remove a Specialty Alteration if at the time Tenant requests Landlord’s consent to such Specialty Alteration, Tenant provides Landlord with written notification that Tenant desires to not be required to remove such Specialty Alteration and Landlord consents in writing to Tenant’s non-removal request. A “Specialty Alteration” means an Alteration that: (i) Landlord required to be removed in connection with Landlord’s consent to making such Alteration; or (ii) is not Building standard, including without limitation kitchens (other than a pantry installed for the use of Tenant’s employees only), executive restrooms, computer room installations, supplemental HVAC equipment and components, safes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, non-Building standard life safety systems, security systems, specialty door locksets (such as cipher locks) or lighting, and any demising improvements done by or on behalf of Tenant after the Commencement Date. If Tenant fails to remove any of Tenant’s  Property, wiring, or cabling as required herein, the same shall be deemed abandoned and Landlord, at Tenant’s expense, may remove and dispose of same and repair and restore any damage caused thereby, or, at Landlord’s election, such Tenant’s  Property, wiring, and cabling shall become Landlord’s property. Tenant shall not remove any Alteration (other than Specialty Alterations) from the Premises without the prior written consent of Landlord.

19.RULES AND REGULATIONS. Tenant covenants that Tenant and its employees, agents, invitees, subtenants, and licensees shall comply with the rules and regulations set forth on Exhibit D attached hereto. Landlord shall have the right to rescind and/or augment any of the rules and regulations and to make such other and further written rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operation thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which when delivered to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any rule or regulation, and Landlord’s failure or refusal to enforce any rule or regulation against any other tenant shall be without liability of Landlord to Tenant, provided Landlord shall not be entitled to enforce any such rule against Tenant if such rule is not generally applied to other tenants of the Building.  Landlord shall not have any liability to Tenant for any failure of any other tenants to comply with any of the rules and regulations.

20.GOVERNMENTAL REGULATIONS.

(a)Except as set forth in this Section 20,  Tenant shall not use, generate, manufacture, refine, transport, treat, store, handle, dispose, bring, or otherwise cause to be brought or permit any of its agents, employees, subtenants, contractors, or invitees to bring, in, on, or about any part of the Project, any hazardous waste, solid waste, hazardous substance, toxic substance, petroleum product or derivative, asbestos, polychlorinated biphenyl, hazardous material, pollutant, contaminant, or similar material or substance as defined by the Comprehensive Environmental Response Compensation and Liability Act , 42 U.S.C. Sections 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (CERCLA), or now or hereafter defined or regulated as such by any other Law (“Hazardous Material”). Notwithstanding the foregoing, Tenant shall be permitted to bring onto the Premises office cleaning supplies and products normally found in modern offices provided Tenant only brings a reasonable quantity of such supplies and products onto the Premises,  as well as Hazardous Materials related to Tenant’s laboratory and vivarium operations on the Premises.  Tenant shall at all times comply with all Laws pertaining to the storage, handling, use, and application of such Hazardous Materials and any biological materials or waste related to Tenant’s laboratory and vivarium operations at the Premises (including without limitation venting requirements applicable to laboratory or vivarium use), and all Laws pertaining to the communication to employees and other third parties of any hazards associated with such Hazardous Materials or biological materials or waste.    Tenant shall not install any underground or above ground tanks on the Premises. Tenant shall not cause or permit to exist any release, spillage, emission, or discharge of any Hazardous Material on or about the Premises (“Release”). In the event of a Release, Tenant shall immediately notify Landlord both orally and in writing, report such Release to the relevant government agencies as required by applicable Law, and promptly remove the Hazardous Material and otherwise investigate and remediate the Release in accordance with applicable Law and to the satisfaction of Landlord. Landlord shall have the right, but not the obligation, to enter upon the Premises to investigate and/or remediate the Release in accordance with requirements of applicable Law in lieu of Tenant, and Tenant shall reimburse Landlord as Additional Rent for the actual costs of such remediation and investigation. Tenant shall promptly notify Landlord if Tenant acquires knowledge of the presence of any Hazardous Material on or about the Premises, except as Tenant is permitted to bring onto the Premises under this Lease. Landlord shall have the right to inspect and assess the Premises for the purpose of determining whether Tenant is handling any Hazardous Material in violation of this Lease or applicable Law, or to ascertain the presence of any Release. This subsection shall survive the Expiration Date.

(b)Tenant shall, and shall cause its employees, agents, contractors, licensees, subtenants, and assignees to, use the Premises in compliance with all applicable Laws. Tenant shall, at its sole cost and expense, promptly comply with each and all of such Laws, except in the case of required structural changes not triggered by Tenant’s particular use or manner of use or change in use of the Premises, or Tenant’s alterations, additions, or improvements therein or with regard to any other obligation of Landlord under this Lease. Without limiting the generality of the foregoing, Tenant shall: (i) obtain, at Tenant’s expense, before engaging in Tenant’s business or profession within the Premises, all necessary licenses and permits including, but not limited to, state and local business licenses, and permits; and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents, and permits necessary for the lawful conduct of Tenant’s business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes, and other taxes, assessments, duties, impositions, and similar charges that are or may be assessed, levied, or imposed upon Tenant or Tenant’s Property. Tenant shall also comply with all applicable Laws that do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, VDT regulations, and illegal business operations, such as gambling. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial, governmental or regulatory action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Laws shall be conclusive of that fact as between Landlord and Tenant.

(c)Notwithstanding anything to the contrary in this Section, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Project into compliance with Laws as a result of: (i) Tenant’s particular use or alteration of the Premises; (ii) Tenant’s change in the use of the Premises; (iii) the manner of conduct of Tenant’s business or operation of its installations, equipment, or other property therein; (iv) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant; or (v) breach of any of Tenant’s obligations hereunder, then Tenant shall bear all costs of bringing the Premises and/or Project into compliance with Laws, whether such costs are related to structural or nonstructural elements of the Premises or Project.

(d)Except to the extent Tenant shall comply as set forth above, during the Term Landlord shall comply with all applicable Laws regarding the Project (including the Premises), including without limitation compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its

regulations as to the design and construction of the Common Areas.

21.NOTICES. Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand will be duly given or served if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized courier service (e.g., Federal Express, UPS, and USPS) with evidence of receipt required for delivery; (iii) forwarded by registered or certified mail, return receipt requested, postage prepaid; or (iv) emailed with evidence of receipt with a confirmation copy sent via one of the methods described in (i)-(iii) hereof; in all such cases addressed to the parties at the addresses set forth below, except that prior to the Commencement Date, notices to Tenant may be sent instead to the attention of any employee or attorney of Tenant with whom Landlord negotiated this Lease. Each such notice will be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Each party has the right to change its address for notices (provided such new address is in the continental United States) by a writing sent to the other party in accordance with this Section, and each party will, if requested, within 10 days confirm to the other its notice address. Notices from Landlord may be given by either an agent or attorney acting on behalf of Landlord. Notwithstanding the foregoing: (a) any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, notice of maintenance activities or Landlord access, changes in rules and regulations, etc.); and (b) invoices, notices of change in billing or notice address, and statements of estimated or reconciliation of Operating Expenses and/or utilities, may be sent by regular mail or electronic means (such as email) to Tenant.

Tenant:	Mirna Therapeutics, Inc.
Attn: Office Manager
5707 Southwest Parkway, Building II, Suite 100
Austin, TX 78735
Phone: (512) 901-0900
Email for billing contact: ######@mirnarx.com

Landlord:	G&I VII Encino Trace II LP	With a copy to:
	c/o Brandywine Realty Trust	Email: ############@bdnreit.com
Attn: General Manager
111 Congress Ave., Suite 3000
Austin, TX 78701

22.BROKERS.  Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and Broker. Each party shall indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising from any misrepresentation or breach of warranty under this Section. Landlord shall pay Broker a commission in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and Broker. This Section shall survive the Expiration Date.

23.LANDLORD’S LIABILITY. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Project, and upon termination of that ownership, Tenant, except as to any obligations that are then due and owing or otherwise arise or accrue during Landlord’s ownership of the Project, shall look solely to Landlord’s successor-in-interest in ownership of the Building for the satisfaction of each and every obligation of Landlord hereunder. Upon request and without charge, Tenant shall attorn to any successor to Landlord’s interest in this Lease and to Mortgagees in accordance with the terms of this Lease. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Project and/or the proceeds therefrom for the satisfaction of any claim, remedy or cause of action of any kind whatsoever arising from the relationship between the parties or any rights and obligations they may have relating to the Project, this Lease, or anything related to either, including without limitation as a result of the breach of any Section of this Lease by Landlord. In addition, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof or the relationship between the parties, against any past, present or future Landlord Indemnitee (other than Landlord), whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the Landlord Indemnitees (other than Landlord).

24.Intentionally Deleted

25.GENERAL PROVISIONS.

(a)Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, including the payment of Rent, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or anyone lawfully or equitably claiming by, through, or under Landlord, under and subject to the terms and conditions of this Lease and of any deeds of trust now or hereafter affecting all or any portion of the Premises.

(b)Subject to the terms and provisions of Section 10, the respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns.

(c)This Lease shall be governed in accordance with the Laws of the State, without regard to choice of law principles. Landlord and Tenant hereby consent to the exclusive jurisdiction of the state and federal courts located in the jurisdiction in which the Project is located.

(d)In connection with any litigation or arbitration arising out of this Lease, Landlord or Tenant, whichever is the prevailing party as determined by the trier of fact in such litigation, shall be entitled to recover from the other party all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys’ fees. If either party is compelled to engage the services of attorneys (either outside counsel or in-house counsel) to enforce the provisions of this Lease, to the extent that the enforcing party incurs any cost or expense in connection with such enforcement, the sum or sums so paid or billed to such party, together with all interest, costs and disbursements, shall be due from the other party immediately upon receipt of an invoice therefor following the occurrence of such expenses. If, in the context of a bankruptcy case, Landlord is compelled at any time to incur any expense, including attorneys’ fees, in enforcing or attempting to enforce the terms of this Lease or to enforce or attempt to enforce any actions required under the Bankruptcy Code to be taken by the trustee or by Tenant, as debtor-in-possession, then the sum so paid by Landlord shall be awarded to Landlord by the Bankruptcy Court and shall be immediately due and payable by the trustee or by Tenant’s bankruptcy estate to Landlord in accordance with the terms of the order of the Bankruptcy Court.

(e)This Lease, which by this reference incorporates all exhibits, riders, schedules, and other attachments hereto, supersedes all prior discussions, proposals, negotiations and discussions between the parties and this Lease contains all of the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

(f)TIME IS OF THE ESSENCE UNDER ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS.

(g)Except for the payment of Rent, each party hereto shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of its obligations when prevented from so doing by a cause beyond such party’s reasonable control, including, without limitation, strikes or other labor disputes, orders or regulations of any federal, state, county or municipal authority, embargoes, non-issuance of a governmental permit, fire or other casualty (or reasonable delays in the adjustment of insurance claims), acts of terrorism or war, inability to obtain any materials or services, or acts of God (each, a “Force Majeure Event”). No such inability or delay due to a Force Majeure Event shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to the other party, or injury to or interruption of the other party’s business, or otherwise.

(h)Excepting payments of Fixed Rent, Operating Expenses, and utilities (which are to be paid as set forth in Sections 4, 5 and 6) and unless a specific time is otherwise set forth in this Lease for any Tenant payments, all amounts due from Tenant to Landlord shall be paid by Tenant to Landlord within 30 days after receipt of an invoice therefor. Tenant shall pay to Landlord all sales, use, use and occupancy, transaction privilege, gross receipts, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

(i)Unless Tenant’s financials are publicly available online at no cost to Landlord, within 10 days after written request by Landlord (but not more than once during any 12-month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position, or in the event of a sale, financing, or refinancing by Landlord of all or any portion of the Project), Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee or purchaser, reasonably requested financial information. In connection therewith and upon Tenant’s request, Landlord and Tenant shall execute a mutually acceptable confidentiality agreement. Landlord acknowledges and agrees that, as Tenant is a publicly-traded company, Tenant may be restricted from delivering financial information to Landlord by applicable Law and Tenant’s inability to deliver any such requested financial information to Landlord because such delivery would violate applicable Law shall not be a default hereunder.

(j)Tenant represents and warrants to Landlord that: (i) Tenant was duly organized and is validly existing and in good standing under the Laws of the jurisdiction set forth for Tenant in the first sentence of this Lease; (ii) Tenant is legally authorized to do business in the State; (iii) the person(s) executing this Lease on behalf of Tenant is(are) duly authorized to do so; and (iv) Tenant has the full corporate or partnership power and authority to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Upon Landlord’s  written request, Tenant will provide Landlord with corporate resolutions or other proof authorizing the execution of this Lease at the time of such execution. Landlord represents and warrants to Tenant that: (i) Landlord was duly organized and is validly existing and in good standing under the Laws of the jurisdiction set forth for Landlord in the first sentence of this Lease; (ii) Landlord is legally authorized to do business in the State; (iii) the person(s) executing this Lease on behalf of Landlord is(are) duly authorized to do so; (iv) Landlord has the full corporate or partnership power and authority to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms; and (v) Landlord owns fee simple title to the Project.

(k)If Tenant has removed all or substantially all of Tenant’s Property and there are 2 months or less remaining in the Term, Landlord shall have the right to access and make improvements to the Premises in anticipation of reletting without affecting or modifying the Term or Rent, and without any additional notice to or consent of Tenant. Tenant shall have no rights in or to such improvements. Tenant hereby waives any claim of constructive eviction, early termination of the Lease, or reduction of Rent in connection with Landlord exercising such right.

(l)Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto shall defend, indemnify and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations shall survive the Expiration Date.

(m)The parties shall have the right, to the extent required to be disclosed by such party or its affiliates in connection with securities filings, without notice to the other to include in such securities filings general information relating to this Lease, including, without limitation, Landlord’s name, Tenant’s name, the Building, and the square footage of the Premises. Except as set forth in the preceding sentence, neither Tenant nor Landlord shall issue, or permit any broker, representative, or agent representing either party in connection with this Lease to issue, any press release or other public disclosure regarding the specific terms of this Lease (or any amendments or modifications hereof), without the prior written approval of the other party. The parties acknowledge that the transaction described in this Lease and the terms hereof are of a confidential nature and shall not be disclosed except to such party’s employees, attorneys, accountants, consultants, advisors, affiliates, and actual and prospective purchasers, lenders, investors, subtenants and assignees (collectively, “Permitted Parties”), and except as, in the good faith judgment of Landlord or Tenant, may be required to enable Landlord or Tenant to comply with its obligations under law or under rules and regulations of the Securities and Exchange Commission. Neither party may make any public disclosure of the specific terms of this Lease, except as required by law or as otherwise provided in this paragraph. In connection with the negotiation of this Lease and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have had access to confidential information relating to the other party. Each party shall treat such information and shall cause its Permitted Parties to treat such confidential information as confidential, and shall preserve the confidentiality thereof, and not duplicate or use such information, except by Permitted Parties.

(n)Neither Tenant, nor anyone acting through, under, or on behalf of Tenant, shall have the right to record this Lease, nor any memorandum, notice, affidavit, or other writing with respect thereto.

(o)Tenant shall not claim any money damages by way of setoff, counterclaim, or defense, based on any claim that Landlord unreasonably withheld its consent, in which case Tenant’s sole and exclusive remedy shall be an action for specific performance, injunction, or declaratory judgment.

(p)All requests made to Landlord to perform repairs or furnish services, supplies, utilities, or freight elevator usage (if applicable), shall be made online to the extent available (currently such requests shall be made via http://etenants.com/, as the same may be modified by Landlord from time to time) otherwise via email or written communication to Landlord’s property manager for the Building. Whenever Tenant requests Landlord to take any action not required of Landlord under this Lease or give any consent required or permitted to be given by Landlord under this Lease (for example, a request for a Transfer consent, a consent to an Alteration, or a subordination of Landlord’s lien, but other than a request for services, supplies, or utilities which is governed by Section 7(b)), Tenant shall pay to Landlord for Landlord’s administrative and/or professional costs in connection with each such action or consent Landlord’s reasonable costs incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable attorneys’, engineers’ and/or architects’ fees (as applicable). The foregoing amount shall be paid by Tenant to Landlord within 30 days after Landlord’s delivery to Tenant of an invoice for such amount. Tenant shall pay such amount without regard to whether Landlord takes the requested action or gives the requested consent.

(q)Tenant acknowledges and agrees that Landlord shall not be considered a “business associate” for any purpose under the Health Insurance Portability and Accountability Act of 1996 and all related implementing regulations and guidance.

(r)Tenant shall cause any work performed on behalf of Tenant to be performed by contractors who work in harmony, and shall not interfere, with any labor employed by Landlord or Landlord’s contractors. If at any time any of the contractors performing work on behalf of Tenant does not work in harmony or interferes with any labor employed by Landlord, other tenants, or their respective mechanics or contractors, then the permission granted by Landlord to Tenant to do or cause any work to be done in or about the Premises may be withdrawn by Landlord with 48 hours’ written notice to Tenant.

(s)This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and signature pages by electronic transmission shall constitute effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted and/or produced electronically shall be deemed to be their original signature for all purposes.

(t)Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice, provided in the case of an emergency, no such notice shall be required.  Landlord acknowledges and agrees that certain areas of the Premises may be restricted because of the nature of use of such areas, such as the laboratory and vivarium, and such entry shall be subject to all applicable laws and laboratory and safety standards, and any entry by Landlord or its agents must be accompanied by a representative of Tenant, except in cases of emergency. Tenant agrees to make available a representative to accompany Landlord to any restricted areas and to allow Landlord all reasonable access to any unrestricted areas without a Tenant escort. Except to the extent resulting from Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises.

(u)If more than one person executes this Lease as Tenant, each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant.

(v)TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE BUILDING, ANY CLAIM OR INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO.

26.TENANT’S EXPENSE PAYMENTS. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and other Additional Rent payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS, IF ANY, AVAILABLE TO TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED, SUCCEEDED AND/OR RENUMBERED.

27.TAX PROTEST; WAIVER OF DTPA.

(a)Tenant has no right to protest the real property tax rate applicable to the Project and/or the appraised value of the Project determined by any taxing authority. Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to do any of the following: (i) to file or otherwise protest before any taxing authority any such rate or value determination even though Landlord may elect not to file any such protest; (ii) to appeal any order of a taxing authority which determines any such protest; and (iii) to receive, or otherwise require that Landlord deliver to Tenant, a copy of any reappraisal notice received by Landlord from any taxing authority. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter existing, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release.

(b)PURSUANT TO, AND TO THE EXTENT PERMITTED BY SECTION 17.42 OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. §17.41, ET. SEQ.), LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AND AGREE THAT SUCH ACT SHALL HAVE NO APPLICABILITY TO THIS LEASE, EXCEPT THAT SUCH WAIVER SHALL NOT APPLY TO SECTION 17.555 OF SUCH ACT. AFTER CONSULTATION WITH AN ATTORNEY OF LANDLORD’S OWN SELECTION, LANDLORD VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER BY IT. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER BY IT.

28.NO IMPLIED WARRANTIES.  LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS

HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT SHALL CONTINUE TO PAY RENT AND ALL AMOUNTS DUE HEREUNDER, WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. TENANT HAS HAD A FULL AND FAIR OPPORTUNITY TO INSPECT THE PREMISES AND FINDS THAT THE PREMISES SUIT TENANT’S PURPOSES. TENANT HAS KNOWLEDGE OF THE PREMISES AND WITH THIS KNOWLEDGE HAS VOLUNTARILY AGREED TO DISCLAIM THE IMPLIED WARRANTY OF SUITABILITY. BOTH LANDLORD AND TENANT HAVE EXPRESSLY BARGAINED FOR AND AGREED TO THIS DISCLAIMER. FOR AND IN CONSIDERATION OF THE EXECUTION OF THIS LEASE, LANDLORD AND TENANT AGREE THAT LANDLORD WOULD NOT HAVE SIGNED THIS LEASE BUT FOR THE DISCLAIMERS SET FORTH ABOVE, AND TENANT WAIVES ANY WARRANTY REGARDING THE PREMISES EXCEPT THOSE EXPRESSLY PROVIDED IN THIS LEASE.

29.EXTENSION OPTIONS.

(a)Provided: (i) Tenant is not currently in default of this Lease; (ii) this Lease is in full force and effect; (iii) Tenant is the originally named Tenant; and (iv) Tenant is then occupying 100% of the Premises for the conduct of Tenant’s business, Tenant shall have the right to extend the Term (“Extension Option”) for up to 2 consecutive terms of 60 months each beyond the end of the Initial Term (each an “Extension Term”) by delivering Tenant’s written extension election notice to Landlord no later than the Extension Deadline, with time being of the essence. The “Extension Deadline” means the date that is 9 months prior to the expiration of the then-current Term. The terms and conditions of this Lease during each Extension Term shall remain unchanged except Tenant shall only be entitled to the 2 Extension Terms provided above, the annual Fixed Rent for the applicable Extension Term shall be 95% of the Extension Rent (as defined below), the Expiration Date shall be the last day of the Extension Term, and, except to the extent reflected in the Extension Rent, Landlord shall have no obligation to perform any tenant improvements to the Premises or provide any tenant improvement allowance to Tenant. Upon Tenant’s delivery of its written extension election notice, Tenant may not thereafter revoke its exercise of the Extension Option. Notwithstanding anything to the contrary in this Lease, Tenant shall have no right to extend the Term other than or beyond the 2,  60-month Extension Terms described in this paragraph.

(b)“Extension Rent” means the fair market extension term base rent for space comparable to the Premises in comparable buildings in the market in which the Project is located. In determining the Extension Rent, Landlord, Tenant and any broker shall take into account all relevant factors including, without limitation, prevailing market allowances and concessions for renewing tenants, space measurement methods and loss factors, the lease term, the size of the space, the location of the building(s), parking charges, the amenities offered at the building(s), the age of the building(s), and whether Project Expenses and other pass-through expenses are on a triple net, base year, expense stop or other basis. In lieu of directly providing any prevailing market allowances and/or concessions, Landlord may elect to reduce the Extension Rent by the economic equivalent thereof to reflect the fact that such allowances and concessions were not provided directly to Tenant. During the Extension Term, Tenant shall not be entitled to any tenant improvement allowances, free rent periods or other economic concessions (if any) that Tenant was entitled to during the Initial Term, except to the extent such items are indirectly incorporated into the Extension Rent as set forth in this Section. When the Extension Rent is being determined for the first year of the Extension Term, the Extension Rent for the second and all subsequent years of the Extension Term shall also be determined in accordance with the same procedures as are set forth herein and based upon the then prevailing annual rent escalation factor in the applicable leasing market.

(c)If Landlord and Tenant do not agree upon the Extension Rent in writing within 20 days after the later of Landlord’s receipt of Tenant’s extension notice or 3 months prior to the Extension Deadline, then within 15 days after either party notifies the other in writing that such notifying party desires to determine the Extension Rent in accordance with the procedures set forth in this Section, Landlord and Tenant shall each deliver to the other party a written statement of such delivering party’s determination of the Extension Rent, together with such supporting documentation as the delivering party desires to deliver. Within 10 days after such 15-day period, Landlord and Tenant shall each appoint a real estate appraiser having a minimum of 10 years’ experience in the market in which the Project is located (each an “Arbitrator”), such Arbitrators to be qualified, disinterested and impartial. Landlord and Tenant shall each deliver their respective determination of the Extension Rent, together with supporting evidence, and within 30 days of appointment, the Arbitrators shall meet and select either Landlord’s determination or Tenant’s determination as more accurately reflecting the Extension Rent. In the event that the Arbitrators are unable to agree within said 30-day period, they shall appoint a third Arbitrator who shall select either Landlord’s or Tenant’s determination of the Extension Rent. The Arbitrators shall have no power or authority to select any Extension Rent other than the Extension Rent submitted by Landlord or Tenant nor shall the Arbitrators have any power or authority to modify any of the provisions of this Lease, and the decision of the Arbitrators shall be final and binding upon Landlord and Tenant. The cost of the initial two Arbitrators shall be borne by the party appointing the applicable Arbitrator and the cost of the third Arbitrator shall be shared equally by Landlord and Tenant.

(d)Upon Tenant’s timely and proper exercise of the Extension Option pursuant to the terms above and satisfaction of the above conditions: (i) the “Term” shall include the Extension Term, subject only to the determination of Extension Rent; and (ii) upon Landlord’s request, Tenant shall execute prior to the expiration of the then-expiring Term, an appropriate amendment to this Lease, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the extension of the Term for the ensuing Extension Term (provided Tenant’s failure to execute such amendment shall not negate the effectiveness of Tenant’s exercise of the Extension Option).

30.RIGHT OF FIRST REFUSAL.

(a)Provided: (i) Tenant is not currently in default of this Lease; (ii) this Lease is in full force and effect; (iii) Tenant is the originally named Tenant; and (iv) Tenant is then occupying 100% of the Premises for the conduct of Tenant’s business, then if, at any time beginning on the Commencement Date and ending on the date that is 36 months prior to the end of the Initial Term, Landlord desires to execute a written letter of intent or lease proposal (“Proposal”) with a potential tenant for all or part of the approximately 9,600 rentable square foot space located on the first floor of the Building commonly known as Suite 150, which space is shown on Exhibit  A attached hereto (“Refusal Space”), Landlord shall so notify Tenant in writing (“Landlord’s Notice”) and, subject to the terms and provisions of this Section, Tenant shall have the one-time right (“Right of First Refusal”) to enter into a lease for the entire (but not less than the entire) Refusal Space upon the terms set forth in the Proposal and this Section by delivering Tenant’s written notice of such election to Landlord (“Tenant’s Notice”) within 5 business days after Tenant’s receipt of Landlord’s Notice. The Right of First Refusal is subject, subordinate, and in all respects inferior to the rights of any third-party tenant leasing space at the Building as of the date of this Lease (including, without limitation, any lease term extension period(s) contained in such tenant’s lease, regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease). Upon Tenant’s delivery of Tenant’s Notice, Tenant may not thereafter revoke Tenant’s exercise of the Right of First Refusal.

(b)If Tenant notifies Landlord that Tenant elects not to lease the Refusal Space or if Tenant fails to timely deliver Tenant’s Notice to Landlord, Landlord shall have the right thereafter to lease the Refusal Space to one or more tenants under one or more leases on substantially the terms set forth in the Proposal, and Tenant’s Right of First Refusal with respect to the Refusal Space shall be deemed forever waived.

(c)Except as set forth in this Section to the contrary, Tenant shall lease the Refusal Space under Landlord’s then-current standard office lease form, modified as necessary to reflect the terms set forth in the Proposal, or, at Landlord’s option, an amendment to this Lease. Tenant shall execute and deliver the new lease or amendment within 10 business days after Landlord’s delivery thereof, with time being of the essence. If Tenant fails to execute and deliver the new lease or amendment within such period,  Landlord shall have the right to thereafter lease the Refusal Space to one or more tenants under one or more leases containing the terms substantially set forth in the Proposal and Tenant’s Right of First Refusal with respect to the Refusal Space shall be deemed forever waived.

(d)If Tenant timely exercises its right to lease the Refusal Space: (a) Tenant’s lease of the Refusal Space shall commence upon the later of: (i) the date of availability specified in Landlord’s Notice; or (ii) the date upon which the prior occupant (“Prior Occupant”) of the Refusal Space physically vacates and surrenders possession of the Refusal Space; (b) the term of Tenant’s lease of the Refusal Space shall be the same period as set forth in the Proposal; and (c) except as set forth in the Proposal to the contrary, Tenant shall lease such Refusal Space under all of the terms and conditions of this Lease except that Tenant shall take the Refusal Space in “AS IS” condition, and Landlord shall have no obligation to make any improvements or alterations to the Refusal Space or provide any tenant improvement allowance. Landlord and the tenant proposing to lease the Refusal Space shall not be precluded from making changes to the Proposal during lease negotiations so long as such changes are the result of arm’s-length negotiations between Landlord and such prospective tenant and not the result of bad faith and collusion insofar as Tenant’s interests are concerned, and so long as the changes do not substantially alter the terms set forth in the Proposal. Provided Landlord has complied with the terms of the following sentence, Landlord will have no liability to Tenant if Landlord does not deliver or does not timely deliver the Refusal Space to Tenant. Landlord will promptly commence and diligently pursue obtaining possession of the Refusal Space (including by initiating legal proceedings) so that Landlord can timely deliver the Refusal Space to Tenant; provided, however, if Landlord has not delivered possession of the Refusal Space to Tenant within 6 months after the commencement date set forth in the Proposal, Tenant’s sole remedy shall be to terminate Tenant’s election to lease the Refusal Space by notifying Landlord in writing within 30 days after the expiration of such 6-month period. Nothing herein contained shall obligate Landlord to make any payment to the Prior Occupant in order to entice the Prior Occupant to physically vacate and surrender possession of the Refusal Space. Landlord shall determine the exact location of any demising walls for the Refusal Space.

31.ROOF RIGHTS.

(a)At Tenant’s sole cost and expense, Tenant (but not any subtenant) shall have access to the roof of the Building in designated areas mutually agreed upon for the purpose of installation of Tenant’s Supplemental HVAC and associated wiring (collectively, the “Roof Equipment”) provided: (i) the Roof Equipment does not impact Landlord’s roof warranty; (ii) the Roof Equipment complies with all applicable Laws; (iii) Tenant obtains Landlord’s prior written consent thereto, not to be unreasonably withheld, conditioned or delayed, including without limitation approval of (1) the placement of the Roof Equipment, (2) any roof penetrations, (3) an elevation or representational drawing of what the Roof Equipment will look like when mounted to the roof of the Building, and (4) a specific scope of work from Tenant’s contractor; and (iv) Tenant removes the Roof Equipment and restores the roof to its original condition prior to the Surrender Date. The Roof Equipment is deemed Tenant’s Property and shall be for the sole benefit of Tenant and Landlord, relate specifically to Tenant’s use of the Premises, and not be used as a switching station, amplification station, or by other tenants or third parties. Tenant is solely responsible for all costs associated with the installation, maintenance, and removal of the Roof Equipment.

(b)Tenant shall make a request for approval of the Roof Equipment by submission of specific plans and specifications for the work to be performed. Landlord shall respond in writing within 15 business days after receipt of the same, advising Tenant of approved contractors and those portions of the work that are acceptable and disapproving those portions of the work that are, in Landlord’s judgment, reasonably exercised, unacceptable and with respect to the plans, specifically detailing the nature of Landlord’s objection.

(c)Tenant shall be solely responsible for all damages caused by the Roof Equipment, the removal of the Roof Equipment, and the restoration of the roof prior to the Surrender Date to substantially the same condition as existed prior to the installation of the Roof Equipment, reasonable wear and tear excepted, unless directed in writing by Landlord otherwise. Landlord shall be named as an additional insured on all Tenant insurance relating to the Roof Equipment. All installation, repair, replacement, and modification of the Roof Equipment shall be coordinated with Landlord, use only contractors approved in writing by Landlord, and be in accordance with all applicable Laws and the rules and regulations set forth in this Lease.

(d)Notwithstanding anything to the contrary in this Lease, if in connection with Tenant’s Supplemental HVAC Tenant requests penetrations through leasable area of the Building not comprising part of the Premises, Landlord may condition consent to such penetrations on the parties entering into an amendment to this Lease whereby the rentable square footage of the Premises is increased by the rentable square footage of the areas used for such penetrations, and all computations made under this Lease based upon or affected by the rentable square footage of the Premises will be recomputed to reflect such measurement.

32.GENERATOR.  Subject to the terms of this paragraph and to the extent allowed by right by applicable governmental authorities, Tenant shall have the right to install and maintain an emergency generator outside of the Building in a location mutually acceptable to the parties, together with such service lines as are necessary to cause such emergency generator to service the Premises (the generator and the service lines, the “Generator”). Tenant shall deliver to Landlord detailed plans and specifications for the Generator (including the proposed location and screen wall design) and a copy of Tenant’s contract for installing the Generator, which plans and specifications and contract shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. Tenant shall pay all costs of purchase, installation, maintenance, replacement, governmental inspection, permitting, insurance, cleanup and operation of the Generator. Tenant shall not use the Generator in a manner that will unreasonably interfere with Landlord’s and/or any current or future tenant’s use of the Project. Tenant is hereby granted such nonexclusive easements and licenses as are reasonably necessary for: (i) use of any Building shafts required to install the electrical wiring for the Generator; and (ii) access to the Generator at all reasonable times and in emergencies. The Generator shall be connected to the Premises by electrical wiring, the installation of which shall be performed by Tenant’s contractor, at Tenant’s expense. Tenant shall be responsible for procuring all licenses and permits required for the installation, use or operation of the Generator, and Landlord makes no representations or warranties regarding the permissibility or the permitability of the Generator under applicable Laws. Upon Landlord’s written approval of the plans and specifications and of the installation contract for the Generator, the Generator shall be installed by Tenant using a contractor reasonably acceptable to Landlord. Tenant shall cause the Generator to be constructed, installed, maintained, and operated: (a) in compliance with all applicable Laws and in accordance with the Building rules and regulations including those promulgated by Landlord pertaining to construction at the Building by third-party contractors; and (b) so as not to adversely affect or impact the structural, communications or other systems of or serving the Building. Upon installation of the Generator, Tenant shall furnish Landlord with an “as built” drawing of the Generator certified by Tenant’s architect or such other professional as Landlord shall reasonably approve. On or prior to the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall remove the Generator and related wiring and other equipment associated therewith, repair any damage caused by such removal, and restore the area to the condition existing prior to the date the Generator was installed, reasonable wear and tear and damage by casualty or condemnation excepted. Tenant shall pay Landlord within 30 days after demand by Landlord any reasonable increase(s) in Landlord’s insurance premium(s) attributable to the Generator. Tenant shall maintain the Generator and any related equipment in a clean and safe manner throughout the Term. In addition, all repairs to the Building and/or the Property made necessary by reason of the installation, maintenance and operation of the Generator shall be Tenant’s expense. Any operation of the Generator for testing or upkeep purposes shall be conducted only at times not falling within the normal hours of operation of the Building. Tenant shall immediately take all actions necessary to properly remediate any spillage or leak of fuel from the Generator, and shall promptly furnish Landlord with a copy of any notice received from any governmental authority relating to any claimed spillage or leak of fuel. Tenant’s indemnification obligations set forth in the Lease with regard to the Premises shall also apply to the Generator.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first-above stated.

LANDLORD:	TENANT:
G&I VII ENCINO TRACE II LP, a Delaware limited partnership	MIRNA THERAPEUTICS, INC.

By: G&I VII Encino Trace GP LLC, a Delaware limited liability company, its general partner	By: /s/ Paul Lammers Name: Paul Lammers, MD, MSc Title: President & CEO Date:
By: G&I VII Encino Trace GP LLC, a Delaware limited liability company, its general partner

By: G&I VII Austin Office LLC, a Delaware limited liability company, its sole member

By: /s/ William D. Redd
Name: William D. Redd
Title: Executive Vice President and Senior Managing Director
Date:

Exhibits:
Exhibit A:	Location Plan of Premises
Exhibit B:	Form of COLT
Exhibit C:	Leasehold Improvements
Exhibit D:	Rules and Regulations
Exhibit E:	Form of LOC
Exhibit F:	Austin Energy Green Building Requirements
Exhibit G:	Subordination, Non-Disturbance and Attornment Agreement

Tenant: Mirna Therapeutics, Inc. Premises: Encino Trace, Building II, Suite 100

EXHIBIT A

LOCATION PLAN OF PREMISES (NOT TO SCALE)

A-1

EXHIBIT B

FORM OF COLT

CONFIRMATION OF LEASE TERM

THIS CONFIRMATION OF LEASE TERM (“COLT”) is made as of __________________ between __________________ (“Landlord”) and __________________ (“Tenant”).

1.Landlord and Tenant are parties to that certain lease dated __________ (“Lease Document”), with respect to the premises described in the Lease Document, known as Suite _____ consisting of approximately _____ rentable square feet (“Premises”), located at _________________________.

2.All capitalized terms, if not defined in this COLT, have the meaning give such terms in the Lease Document.

3.Tenant has accepted possession of the Premises in their “AS IS” “WHERE IS” condition and all improvements required to be made by Landlord per the Lease Document have been completed.

4.The Lease Document provides for the commencement and expiration of the Term of the lease of the Premises, which Term commences and expires as follows:

a.Commencement of the Term of the Premises:  __________

b.Expiration of the Term of the Premises:  __________

5.The required amount of the Security Deposit and/or Letter of Credit per the Lease Document is $__________.  Tenant has delivered the Security Deposit and/or Letter of Credit per the Lease Document in the amount of $__________.

6.The Building Number is __________ and the Lease Number is __________.  This information must accompany every payment of Rent made by Tenant to Landlord per the Lease Document.

TENANT:	LANDLORD:

By:	By:
Name:	Name:
Title:	Title:

B-1

EXHIBIT C

LEASEHOLD IMPROVEMENTS

This Exhibit  C-Leasehold Improvements (this “Exhibit”) is a part of the Lease to which this Exhibit is attached. Capitalized terms not defined in this Exhibit shall have the meanings set forth for such terms in the Lease.

1.Definitions.

1.1“Architect” means the licensed architect engaged by Tenant, subject to Landlord’s reasonable approval, to prepare the Architectural Plans. The Bommarito Group, Inc. is deemed approved by Landlord.

1.2“Architectural Plans” means complete, Permittable and accurate to industry standards architectural working drawings and specifications for the Leasehold Improvements prepared by the Architect including all architectural dimensioned plans showing wall layouts, wall and door locations, power and telephone locations and reflected ceiling plans and further including elevations, details, specifications and schedules according to accepted AIA standards.

1.3“Building Standard” means the quality and quantity of materials, finishes, ways and means, and workmanship specified from time to time by Landlord as being standard for leasehold improvements at the Building or for other areas at the Building, as applicable.

1.4“Central Systems” means any Building system or component within the Building core servicing the tenants of the Building or Building operations generally (such as base building plumbing, electrical, heating, ventilation and air conditioning, fire protection and fire alert systems, elevators, structural systems, building maintenance systems or anything located within the core of the Building or central to the operation of the Building).

1.5“Construction Costs” means all costs in the permitting, demolition, construction, acquisition, and installation of the Leasehold Improvements, including, without limitation, contractor fees, overhead and profit, and the cost of all labor and materials supplied by Contractor, suppliers, independent contractors, and subcontractors arising in connection with the Leasehold Improvements.

1.6“Contractor” means the general contractor selected by Tenant in accordance with the terms of this Exhibit to construct and install the Leasehold Improvements, subject to Section 3.1.

1.7“Improvement Allowance” means an amount equal to the product of $80.00 multiplied by the total rentable square footage of the Premises, which product equals $1,886,240.00.

1.8“Improvement Costs” means the sum of: (i) the Planning Costs; (ii) the Construction Costs; and (iii) Landlord’s Fee.

1.9“Landlord’s Designer” means the architect, space planner, or engineer, if any, engaged by Landlord to review the Plans for the Leasehold Improvements as contemplated by Section 2 below.

1.10“Landlord’s Fee” means a fee in the amount of 2% of the Construction Cost up to a maximum amount of $40,000.00.

1.11“Leasehold Improvements” means the improvements, alterations, and other physical additions to be made or provided to; constructed, delivered or installed at, or otherwise acquired for, the Premises in accordance with the Plans, or otherwise approved in writing by Landlord or paid for in whole or in part from the Improvement Allowance. Any provision of this Exhibit to the contrary notwithstanding, the Leasehold Improvements shall not include Tenant’s Equipment. Tenant shall cause all Leasehold Improvements to comply with the Encino Trace Tenant Building Standards Agreement Pertaining to Austin Energy Green Building Requirements, a copy of which is attached to the Lease as Exhibit F.

1.12“MEP Engineer” means the engineer engaged by Tenant, subject to Landlord’s reasonable approval, to prepare the MEP Plans.

1.13“MEP Plans” means complete, Permittable and accurate to industry standards mechanical, electrical and plumbing plans, schedules and specifications for the Leasehold Improvements prepared by the MEP Engineer in accordance and in compliance with the requirements of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over or with respect to such plans, schedules and specifications, which are complete, accurate, consistent, and fully coordinated with and implement and carry out the Architectural Plans.

1.14“Permittable” means that the applicable plan meets the requirements necessary to obtain a building permit from the county in which the Building is located.

1.15“Planning Costs” means all costs related to the design of the Leasehold Improvements including, without limitation, the professional fees of the Architect and other professionals preparing and/or reviewing the Plans.

1.16“Plans” means the Architectural Plans together with the MEP Plans, copies of all permit applications required for the Leasehold Improvements, all related documents, and if applicable, the Structural Plans.

1.17“Structural Engineer” means the engineer engaged by Tenant, subject to Landlord’s reasonable approval, to prepare the Structural Plans.

1.18“Structural Plans” means 100% fully coordinated and complete, Permittable, and accurate structural plans, schedules and specifications, if any, for the Leasehold Improvements prepared by the Structural Engineers in accordance and in compliance with the requirements of any authority having jurisdiction over or with respect to such plans, schedules and specifications, which are complete, accurate, consistent, and fully coordinated with and implement and carry out the Architectural Plans.

1.19“Substantial Completion” means the later of the date on which the Leasehold Improvements have been completed except for punch list items as determined by Landlord’s architect or space planner, and Tenant has obtained a certificate permitting the lawful occupancy of the Premises issued by the appropriate governmental authority.

1.20“Tenant’s Equipment” means any telephone, telephone switching, telephone, data, and security cabling and systems, cabling, furniture, computers, servers, Tenant’s trade fixtures, and other personal property installed (or to be installed) by or on behalf of Tenant in the Premises.

2.Plans.

2.1Process. No later than 16 weeks after full execution and delivery of the Lease and in any event prior to commencement of the Leasehold Improvements, Tenant shall prepare and deliver to Landlord proposed Plans for Landlord’s review, stamped for permit filing, together with any underlying detailed information Landlord may reasonably require in order to evaluate the Plans. The design of the Leasehold Improvements must be consistent with sound architectural and construction practices in first-class office buildings comparable in size and market to the Building and must utilize only Building Standard items. Within 10 business days after Landlord’s receipt of the Plans, Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves such Plans, which approval shall not be unreasonably withheld, and may contain conditions. If Landlord disapproves of the Plans, or approves the Plans subject to modifications, Landlord shall state in its written notice to Tenant the reasons therefor, and Tenant, upon receipt of such written notice, shall revise and resubmit the Plans to Landlord for review and Landlord’s reasonable approval, which approval shall not be unreasonably withheld. All design, construction, and installation in connection with the Leasehold Improvements shall conform to the requirements of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such Leasehold Improvements. All reasonable third-party costs incurred by Landlord, including the professional fees of Landlord’s Designer, in reviewing the Plans shall be paid by Tenant to Landlord within 10 days after receipt by Tenant of a statement of such costs. Landlord’s approval of the Plans is not a representation that: (a)

such Plans are in compliance with all applicable Laws; or (b) the Plans or design is sufficient for the intended purposes. Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval thereof or of Tenant’s plans therefor shall in no event relieve Tenant of the responsibility for such design.

2.2Permit Application. Tenant shall deliver any and all Plans and all revisions thereto to Landlord and obtain Landlord’s approval of same prior to submitting any of such Plans for permits. Tenant shall promptly apply for and pay the cost of obtaining all permits and certificates for the Leasehold Improvements upon receiving Landlord’s approval of the Plans. Tenant agrees to pay for any charges levied by inspecting agencies as such charges are levied in connection with the Leasehold Improvements.

2.3Plan Changes. If there are any changes in the Leasehold Improvements or the Plans from the work or improvements shown in the Plans as approved by Landlord, each such change must receive the prior written approval of Landlord, and, in the event of any such approved change in the Plans, Tenant shall, upon completion of the Leasehold Improvements, furnish Landlord with an accurate “as built” plan of the Leasehold Improvements as constructed (hard copy and AutoCAD), which plans shall be incorporated into this Exhibit by this reference for all intents and purposes.

2.4Tenant’s and Landlord’s Representative.  “Tenant’s Representative” means [_____________], whose email address is [_____________]. “Landlord’s Representative” means Bill Lindstrom, whose email address is #############@bdnreit.com. Each party shall have the right to designate a substitute individual as Tenant’s Representative or Landlord’s Representative, as applicable, from time to time by written notice to the other. All correspondence and information to be delivered to Tenant with respect to this Exhibit shall be delivered to Tenant’s Representative, and all correspondence and information to be delivered to Landlord with respect to this Exhibit shall be delivered to Landlord’s Representative. Notwithstanding anything to the contrary in the Lease, communications between Landlord’s Representative and Tenant’s Representative in connection with this Exhibit may be given via electronic means such as email without copies.

3.Performance of Leasehold Improvements.

3.1Selection of Contractor. Tenant shall inform Landlord of the general contractors from whom Tenant desires to solicit bids for the Leasehold Improvements. Each general contractor from whom Tenant desires to solicit a bid and the terms of the selected contractor’s contract (the “Construction Contract”) shall be subject to Landlord’s reasonable approval. The Contractor shall contract for such work directly with Tenant, but shall perform such work in coordination with Landlord’s operation of the Building. Tenant shall provide Landlord with a list of all subcontractors the Contractor will use in connection with the performance of the Leasehold Improvements as such subcontractors are selected to assist in the performance of the Leasehold Improvements. Tenant’s contractors and subcontractors shall work in harmony and shall not interfere with labor employed by Landlord, or its contractors or subcontractors or by any other tenant or their contractors.

3.2Construction in Accordance with Plans; Schedule. Tenant shall cause the Leasehold Improvements to be performed by the Contractor substantially in accordance with the approved Plans (including without limitation any Landlord conditions on such approval), Laws, and Landlord’s rules and regulations for construction, and sustainable guidelines and procedures. Within 30 days after execution of the Construction Contract, Tenant shall provide Landlord with a completed Sustainability Cost Detail Form, the form of which will be provided by Landlord. Prior to commencement of the Leasehold Improvements, Tenant shall provide Landlord with a schedule of the estimated dates and amounts for Tenant’s requests for disbursement from the Improvement Allowance pursuant to Section 4.6 below (the “Draw Schedule”). If during completion of the Leasehold Improvements there are any material changes to the dates or amounts on the Draw Schedule, Tenant shall promptly notify Landlord with the specifics of the changes. Within 3 days after receipt of request therefor from time to time, Tenant shall provide Landlord with an accounting of all costs incurred by or on behalf of Tenant in connection with the Leasehold Improvements, and/or a certificate of the percentage of completion from the Architect.

3.3Tenant’s Equipment. Tenant shall be solely responsible for the ordering and time of ordering of Tenant’s Equipment.

3.4Building Standards.  Except to the extent that the Plans expressly provide for the construction or installation of improvements, items, materials, fixtures, finishes, quantities, specifications, etc. that are non-Building Standard, Tenant will cause the Leasehold Improvements to be constructed or installed to Building Standards or better.

3.5Fire-Life Safety; Central Systems.

a.Any Leasehold Improvements relating to the Building fire and life safety systems shall be performed by Landlord’s fire and life safety subcontractor, at Tenant’s expense.

b.Neither Tenant nor any of its agents or contractors shall alter, modify, or in any manner disturb any of the Central Systems.

4.Costs.

4.1Improvement Allowance.

a.Landlord shall provide the Improvement Allowance to Tenant in accordance with the terms of this Exhibit.

b.Except as may be expressly provided to the contrary in this Exhibit, the Improvement Allowance shall be applied solely towards payment of the Improvement Costs (specifically excluding furniture, fixtures, equipment, and/or data cabling).

c.If, as of the 18-month anniversary of the date on which the Lease is fully executed and delivered, any portion of the Improvement Allowance remains undisbursed, the Improvement Allowance shall be deemed reduced by such undisbursed amount, and Landlord shall retain such undisbursed portion of the Improvement Allowance which shall be deemed waived by Tenant and shall not be paid to Tenant, credited against Rent, or applied to Tenant’s moving costs or prior lease obligations.

d.By written notice to Landlord received prior to Substantial Completion and Tenant’s occupancy of the Premises, Tenant shall have the right to increase the Improvement Allowance by up to an additional $55.00 per rentable square foot in the Premises (or a total of $1,296,790.00). If Tenant timely exercises such right, the additional allowance amount requested by Tenant shall be referred to herein as the “Additional Allowance”, and the Improvement Allowance shall be deemed increased by the Additional Allowance. If Tenant timely exercises its right to the Additional Allowance, then notwithstanding anything to the contrary in the Lease: (i) Landlord shall amortize the Additional Allowance over 120 months on a straight-line basis with interest at 8%; (ii) from and after the Fixed Rent Start Date, all of the monthly Fixed Rent amounts set forth in Section 1(i) of the Lease shall be increased by such monthly amortized amounts (the “Monthly Allowance Increase”); (iii) the Security Deposit shall be increased by the Monthly Allowance Increase; (iv) within 30 days Tenant shall provide Landlord with a new LOC in amount equal to the prior LOC amount plus the Additional Allowance, after which Landlord shall return to Tenant the prior LOC; and (iv) Landlord may prepare and deliver to Tenant an amendment to the Lease (which amendment may be included as part of the COLT) reflecting the foregoing. Tenant shall promptly execute and return to Landlord the amendment for Landlord’s counter-signature, together with a check for 2 times the Monthly Allowance Increase (representing the balance due for the Security Deposit and prepaid Fixed Rent pursuant to Section 4(b) of the Lease). If Tenant fails to execute or object to the amendment within 10 days of receipt, the amendment shall be deemed accepted by Tenant.

4.2Tenant’s Payment Responsibility. Tenant shall be responsible for the full and timely payment of all Improvement Costs.

4.3Landlord’s Fee. Tenant agrees to pay Landlord’s Fee to Landlord as compensation for Landlord’s management services in protecting Landlord’s interest in the Building. Tenant shall pay the Landlord’s Fee to Landlord within 30 days after Landlord sends an invoice therefor to Tenant; provided, however, at any time on or after the date Landlord approves the Plans, Landlord shall have the right to deduct all or a portion of Landlord’s Fee from the Improvement Allowance.

4.4Excess Costs. To the extent that the Improvement Costs exceed the Improvement Allowance, Tenant shall be solely responsible for payment of such excess amount. Landlord shall only be obligated to make Improvement Allowance disbursements for Improvement Costs then being paid in the ratio (not to exceed 1:1) that the Improvement Allowance bears to the total Improvement Costs (as reasonably determined from time to time by Landlord).

4.5Rent. If Tenant fails to make any payment when due under this Exhibit, such failure shall be deemed a failure to make a Rent payment under the Lease. Landlord shall have no obligation to make a disbursement from the Improvement Allowance if, at the time such disbursement is to be made, there exists an Event of Default or a condition which with notice and/or the passage of time would constitute an Event of Default.

4.6Disbursement of Improvement Allowance.

a.Subject to the terms of this Exhibit, Landlord shall disburse the Improvement Allowance to Tenant for payment or reimbursement to Tenant, as the case may be, of the Improvement Costs for work in place (but not for costs arising from an Event of Default or from any facts or circumstances that could become an Event of Default, such as legal fees or bonding costs arising in connection with a mechanic’s lien placed on the Premises or Tenant’s interest therein). Landlord shall have the right to make Improvement Allowance disbursements to any party for whom Tenant has requested a disbursement or, following the occurrence of an Event of Default, directly to the Contractor.

b.Landlord shall be entitled to withhold from any requested disbursement for payment under the Construction Contract a retainage equal to the greater of the retainage set forth in the Construction Contract or 10% of amount due under the Construction Contract (the “Retainage”).

c.Any provision of this Exhibit to the contrary notwithstanding, Tenant agrees that Landlord shall not be obligated to make a disbursement from the Improvement Allowance unless the following conditions have been satisfied or waived in writing by Landlord:

(i)Landlord shall not be obligated to disburse funds for materials stored off-site.

(ii)With respect to amounts payable under the Construction Contract or any other contract under which a mechanic’s or materialmen’s lien could arise (as reasonably determined by Landlord), Landlord shall have received from Tenant a request for payment, which request includes: (A) a copy of a certificate signed by the Architect certifying the then-percentage completion of the Leasehold Improvements, and approving payment of an amount at least equal to the amount set forth in Tenant’s request for payment; (B) a submission by the Architect of AIA forms G-702 and G-703, or substantially similar forms (Landlord and Tenant agree that the retainage set forth in such forms is one and the same as the Retainage set forth above and that there will not be a separate or an additional retainage under such forms); (C) as applicable, proof of payment; and (D) conditional (subject only to payment)

(iii)releases of liens from the Contractor and any other relevant contractor or subcontractor for work for which Tenant requests a disbursement (collectively, the “Lien Waivers”).

(iv)Provided Landlord has received a disbursement request from Tenant, together with the other items, certifications, Lien Waivers, etc. required under this Exhibit in connection with such disbursement on or before the 15th day of a month, Landlord shall make such disbursement not later than the last day of the following month. Landlord shall not be required to make more than 1 disbursement from the Improvement Allowance during any 30-day period.

(v)Landlord shall have inspected and approved the Leasehold Improvements performed for which disbursement has been requested, such approval not to be unreasonably withheld.

(vi)Landlord shall have no obligation to make a disbursement from the Improvement Allowance to the extent that there exists any unbonded lien against the Building or the Premises or Tenant’s interest therein (including the cost to bond over the lien to the reasonable satisfaction of Landlord, plus Landlord’s reasonable attorneys’ fees) by reason of work done, or claimed to have been done, or materials supplied, or claimed to have been supplied, to or for Tenant for the Premises, or if the conditions to advances of the Improvement Allowance are not satisfied. Landlord shall notify Tenant in writing of the reasons that Landlord disputes disbursing any portion of the Improvement Allowance. Landlord shall withhold only such amounts as Landlord disputes in good faith and only such amounts as Landlord deems reasonably necessary to protect Landlord’s interests. Landlord shall have no obligation to disburse any portion of the Improvement Allowance for the payment of any bond premiums required of Tenant under this Exhibit in connection with any liens filed or sought in connection with the Leasehold Improvements.

(vii)The Retainage shall be disbursed to Tenant 30 days after Substantial Completion of the Leasehold Improvements; provided, however, in no event shall the Retainage be disbursed to Tenant until such time as Tenant has complied with the requirements set forth in Section 3.2 and Section 5.3 hereof and the cost to correct punch list items would be less than $10,000.

(viii)With respect to Planning Costs incurred by Tenant, Landlord shall disburse to Tenant the amount requested by Tenant (not to exceed the Improvement Allowance, and subject to any limitations on soft cost disbursements set forth elsewhere in this Exhibit) within 30 days after Landlord receives a disbursement request from Tenant, which request shall include a reasonably detailed invoice from the professional for whom the disbursement is sought and a certification from Tenant that such professional has satisfactorily performed his/her or its services for which the disbursement is sought.

(ix)There shall exist no Event of Default and no condition which with notice and/or the passage of time would constitute an Event of Default.

4.7Inspection of Leasehold Improvements. Landlord reserves the right to inspect and to be present during the performance of the Leasehold Improvements solely for the purpose of protecting Landlord’s interest in the Building, but Landlord will have no obligation to so inspect or be present and, if Landlord elects to so inspect, or to be present during the performance of all or any portion of the Leasehold Improvements, neither such inspection nor such presence shall give rise to any liability by Landlord to Tenant or to any other person or entity.

5.Landlord’s Work and Rules for Work.

5.1Landlord’s Work Complete.  Tenant accepts the Premises in “AS IS” condition. Landlord shall have no obligation under the Lease, this Exhibit, or otherwise to make any improvements (including, without limitation, to perform any demolition) to the Premises or to deliver, provide or install any materials in, to, or at the Premises.

5.2Conditions to Disbursement of Retainage. Prior to Landlord’s disbursement of any portion of the Retainage, Tenant, at Tenant’s expense, shall:

a.furnish evidence reasonably satisfactory to Landlord that the Leasehold Improvements have been paid for in full (other than any Leasehold Improvements to be paid for with the Retainage), that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction, or otherwise) or waived, and that no security interests relating to the Leasehold Improvements are outstanding and provide final Lien Waivers for all work that has been paid for and conditional (only on payment) lien waivers for any work not yet paid;

b.furnish to Landlord a copy of the Certificate of Occupancy and all other certifications and approvals with respect to the Leasehold Improvements that may be required from any governmental authority and/or any board or fire underwriters or similar body for the use and/or occupancy of the Premises;

c.furnish to Landlord proof of the insurance required by the Lease;

d.furnish an affidavit from the Architect certifying that the Leasehold Improvements have been completed substantially in accordance with the Plans; and

e.provide Landlord with the opportunity to inspect the Premises so that Landlord can be reasonably satisfied that Substantial Completion occurred in accordance with the Plans.

5.3Additional Deliveries. Within 10 business days after Substantial Completion, Tenant, at Tenant’s expense, shall furnish Landlord with:

a.1 set of reproducible “as built” blueprints of the Premises, together with CAD/REVIT files;

b.an HVAC air balancing report reasonably satisfactory to Landlord;

c.copies of all guaranties and/or warranties; and

d.copies of all O&M information, manuals, etc.

5.4Interference with Others. Tenant will make reasonable efforts not to materially obstruct or materially interfere with the rights of, or otherwise materially disturb or injure, other tenants of the Building during the performance of the Leasehold Improvements.

5.5Rules and Regulations for Construction. Tenant shall cause the Contractor and each of the Contractor’s subcontractors to adhere to the rules and procedures set forth in Exhibit C-1 attached hereto.

5.6Insurance. Tenant shall cause the Contractor, at no cost to Landlord, to maintain and keep in full force and effect, the insurance required under Exhibit C-2, with such companies, and in such form and amounts as Landlord may reasonably require. Tenant shall, at no cost to Landlord, maintain and keep in full force and effect, the insurance required of Tenant under the Lease and this Exhibit. Prior to commencement of construction of the Leasehold Improvements, Landlord shall be provided with copies of insurance certificates indicating coverages as required by Exhibit C-2, are in full force and effect, and a copy of the executed Construction Contract.

EXHIBIT C-1

CONTRACTOR REQUIREMENTS

A.General

1.No work shall be commenced until the property management office is furnished with copies of all required permits for such work.

2.All demolition, removal or other types of work, which may inconvenience other tenants or disturb building operations, must be scheduled and performed before or after normal working hours. The property management office shall be notified at least 24 hours prior to commencement of such work.

3.All fire alarm testing must be performed after normal working hours.

B.Prior to commencement of Leasehold Improvements

1.Tenant shall deliver to Landlord, for Landlord’s approval, which will not be unreasonably withheld, a list of all the contractors and subcontractors who will be performing the work.

2.The Contractor must obtain a performance and payment bond for the project. Bonding companies shall be licensed in the jurisdiction in which the Building is located. The bond premium shall be included in all bids. Bond form and agent shall be submitted for Landlord review prior to construction start.

3.Tenant shall deliver to Landlord 2 complete sets of permit plans and specifications properly stamped by a registered architect or professional engineer and shall deliver to Landlord any and all subsequent revisions to such plans and specifications.

4.It is Tenant’s responsibility to obtain approval of plans and required permits from jurisdictional agencies. Tenant must submit copies of all approved plans and permits to the property management office and post the original permit on the Premises prior to commencement of any work. All work performed by a contractor or subcontractor shall be subject to Landlord’s inspection.

C.Requirements and Procedures

1.At such time as other tenants shall occupy the Building, core drilling or cutting shall be permitted only between the hours of 7:00 p.m. and 7:00 a.m. Monday through Friday and 4:00 p.m. on Saturday through 7:00 a.m. on Monday. All core drilling/cutting must be approved by the Base Building structural engineer. X-rays of areas may be required at Landlord’s engineer’s discretion. The property management office must be notified at least 24 hours prior to commencement of such work.

2.Prior to the initiation of any construction activity in the Building, Tenant shall make arrangements for use of the loading dock and elevators with the property management office. Upon initiation of construction activity in the Building, Tenant shall make arrangements for use of the loading dock and elevators with the property management office 48 hours in advance. Notwithstanding the foregoing, Tenant shall not have a priority over future tenants and/or their contractors in the use of the elevators and loading dock. No material or equipment shall be carried under or on top of the elevators. If the building manager deems an elevator operator is required, such operator shall be provided by the general contractor at the general contractor’s expense.

3.Tie-in of either fire alarm or sprinkler/fire suppression systems shall not occur until all other work related to such systems has been completed.

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4.If a shutdown of risers and mains for electric, HVAC, sprinkler, fire protection, and plumbing work is required, work shall be scheduled with 24-hour advance notice. Drain downs or fill-ups of the sprinkler system or any other work to the fire protection system which may set off an alarm, must be accomplished between the hours of 7:00 p.m. and 7:00 a.m. Monday through Friday and 4:00 p.m. on Saturday through 7:00 a.m. on Monday.

5.The general contractor must:

a.Properly supervise construction on the Premises at all times.

b.Police the job at all times, continually keeping the Premises and Project orderly. All Tenant materials are to be reasonably neatly stacked.

c.Maintain cleanliness and protection of all areas, including elevator and lobbies.

d.Distribute I.D. badges, provided by Landlord, to all construction workers. Any construction worker without a valid badge will be escorted from the building. I.D. badges will be changed at the discretion of the property management office.

e.If other tenants occupy the building, provide the property management office with a list of those who are expected on the job after hours or during a weekend. Tenant shall use its best efforts to submit such list by noon on the day in which after hours work is scheduled.

f.Arrange for telephone service if necessary. The property management and security telephones will not be available for use by contractors.

g.Block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air system.

h.Avoid and prevent the disturbance of other tenants.

i.Tenant’s contractors and subcontractors may only park in parking areas at the Project specifically designated by Landlord.

6.If Tenant’s general contractor is negligent in any of its responsibilities, Landlord shall give Tenant notice of such negligence and a reasonable opportunity to cure such negligence (except in the case of emergencies or potential harm to persons or damage to property), at Tenant’s sole expense. If Tenant fails to cure timely such negligence, Landlord may elect to correct the same and Tenant shall be charged for the corrective work.

7.All equipment and material installation must be equal to the standards of workmanship and quality established for the Building.

8.Upon completion of the work, Tenant shall submit to the property management office properly executed forms or other documents indicating approval by all relevant agencies of the local government having jurisdiction over the Building whose approval is required for Tenant’s use and occupancy of the Premises.

9.Tenant shall submit to the property management office a final “as-built” set of drawings, together with CAD/REVIT files, showing all items of work in full detail.

10.Contractors who require security for the Premises during construction shall provide same at their sole expense. Landlord will not be liable for any stolen items from Tenant’s work area. It is suggested that the contractor and subcontractors use only tools and equipment bearing an identification mark denoting the contractor and subcontractor’s name.

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11.All contractors/subcontractors/employees will enter and exit through the loading dock area, and use the freight elevator. Building passenger elevators may not be used.

12.Prior to the commencement of construction, Landlord and Tenant will inspect the Building, and Tenant will prepare and deliver to Landlord a memorandum setting forth any pre-construction damages to the Building. Any damage caused by the contractor to existing work of others shall be repaired or replaced at the sole cost and expense of the contractor to Landlord’s satisfaction.

13.The contractor shall be responsible for the protection of finished surfaces of public areas (floors, walls, ceiling, etc.).

14.Contractors will be permitted to use restroom facilities only on the floors on which construction services are being provided. Any damages to these facilities will be repaired by the contractor at its sole cost and expense. Landlord will provide no janitorial services to such restrooms.

15.Tenant shall pay all utility costs after the delivery of the Premises to Tenant, and during any construction period. If required by Landlord at any time during the completion of the Leasehold Improvements, Tenant shall install, at Tenant’s sole cost and expense, electric submeters on each floor of the Premises. All electric power to Tenant’s contractor and subcontractors’ tools shall be powered through such submeters. Tenant shall pay Landlord for use of such electric power within 10 days after written demand. If Tenant requests that Landlord provide central heating or air conditioning, Tenant shall be charged the then-prevailing hourly rate for such central heating or air conditioning service.

16.The contractor must arrange to have freight or stock received by its own forces. Contractors and subcontractors are required to submit to the property management office a written request for dock space for offloading materials and/or equipment required to construct Tenant’s space. All requests are to include the name of the supplier/hauler, time of expected arrival and departure from Landlord’s dock facility, name of contractors and subcontractors designated to accept delivery, and the location that the materials/equipment will be transported by the contractor/subcontractor. Disregard for this requirement will result in those vehicles being moved at the vehicle owner’s expense. Under no circumstances will a vehicle be parked and left in the loading dock. The contractor must provide for storage and removal of all trash at the contractor’s expense. The contractor is not allowed to use the building trash dumpster under any circumstances. Any building materials left in loading dock, service corridor, stairwell, garage, on the site, etc. will be removed from the Project at the contractor’s expense. Upon delivery of materials to the loading dock, tools, supplies, equipment, etc., the transport vehicle must be removed from the loading dock prior to the materials being carried to the worksite.

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EXHIBIT C-2

INSURANCE REQUIREMENTS

The Contractor shall, throughout the duration of any contract or any work authorized under purchase order, at its expense, carry and from time to time renew worker’s compensation insurance, and commercial general liability insurance in the amount of $5,000,000, single limit covering both bodily injury and property damage, including any indemnity and hold harmless clause Landlord may reasonably require, in such amounts Landlord may approve. An insurance certificate in the customary form, naming Landlord and Landlord’s property manager as additional insureds and evidencing that premiums therefor have been paid, shall be delivered to Landlord simultaneously with the execution of any contract and prior to performing any work authorized under a purchase order and within 15 days prior to expiration of such insurance a like certificate shall be delivered to Landlord evidencing the renewal of such together with evidence satisfactory to Landlord of payment of the premium. All certificates must contain a provision that if such policies are canceled or changed during the periods of coverage as stated therein, in such a manner as to affect this certificate, written notice will be mailed to Landlord by registered mail 10 days prior to such cancellation or change.

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EXHIBIT C-3

BASE PREMISES CONDITION

BASE PREMISES CONDITION

“Base Premises Condition” shall mean the condition of the Premises completed with the following improvements, all of which shall be completed by Landlord’s sole cost and expense, in the Premises prior to the Commencement Date of the Lease:

1.Core walls and ground elevator lobby areas completed to Building Standard condition for public areas.

2.Broom clean unfinished concrete floors throughout the Premises, completed to a tolerance of ¼ inch per 10 feet.

3.A capacity of five (5) watts per square foot of Rentable Floor for low voltage electrical consumption (120/208 volts) and one (1) one watt per square feet of Rentable Floor Area for lighting (277/480 volts) will be available at one location on each floor.

4.Men’s and women’s restroom facilities with Building Standard finishes located on each floor which the Premises are located, completed in accordance with applicable code.

5.Fan powered heat boxes installed at Building perimeter with VAVs and Building core areas.

6.Sprinkler risers and main loop on each floor with sprinkler heads turned up at a ratio of 1 per 225 square feet.

7.Exit lights and fire alarms as required by code for Shell Building.

8.Sound insulation at core.

9.Building Standard doors of 9’-0” x 3’ x 0” at core doors.

10.Building Standard stairwells between all floors completed.

11.Building Standard passenger elevators sufficient to provided passenger and freight service to the Premises.

12.Access at core to domestic cold water, waste and vent systems.

13.Four (4) Building Standard drinking fountains per floor.

14.Building Standard telephone closets and telephone boards installed two (2) per each floor and finished in sheetrock.

15.All interior walls taped and bedded.

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EXHIBIT D

RULES AND REGULATIONS

RULES AND REGULATIONS

1.           Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby, and any other part of the Building shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the Building’s tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2.           No awnings or other projections may be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes and window blinds shall be of a quality, type, design, and color, and attached in a manner approved in writing by Landlord.

3.           No showcases, display cases, or other articles may be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without the prior written consent of Landlord. All supplies shall be kept in designated storage areas. Tenant shall not use or permit the use of any portion of the Project for outdoor storage. No mats, trash, or other objects may be placed in the public corridors, hallways, stairs, or other common areas of the Building.

4.           Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances may be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees, caused such damage. Bathing and changing of clothes is permitted only in designated shower/locker facilities, and is not permitted in restrooms.

5.           Tenant shall not, without the prior written consent of Landlord, mark, paint, drill into, bore, cut, string wires, or in any way deface any part of the Premises or the Building except for the reasonable hanging of decorative or instructional materials on the walls of the Premises. Tenant shall remove seasonal decorations that are visible outside of the Premises within 30 days after the end of the applicable season.

6.           Tenant shall not construct, install, maintain, use, or operate in any part of the Project any electrical device, wiring, or other apparatus in connection with a loud speaker system or other sound/communication system that may be heard outside the Premises.

7.           No bicycles, mopeds, skateboards, scooters, or other vehicles may be brought into, used, or kept in or about the Building or in the common areas of the Project other than in locations specifically designated thereof. No animals or pets of any kind (other than a service animal performing a specified task), including without limitation fish, rodents, and birds, may be brought into, used, or kept in or about the Building. Rollerblading and roller skating is not permitted in the Building or in the common areas of the Project.

8.           Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9.           No space in the Project may be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods, or property of any kind.

10.         Tenant shall not make any unseemly or disturbing noises, or disturb or interfere with the occupants of the Building or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, lewd behavior, or in any other way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, businesslike manner. Tenant shall not commit or suffer any waste upon the Premises, the Building or the Project, or any nuisance, or do any other act or thing that may disturb the quiet enjoyment of any other tenant in the Building or Project.

11.         Tenant shall not throw anything out of the doors, windows, or down corridors or stairs of the Building.

12.         Tenant shall not place, install, or operate in the Premises or in any part of the Project, any engine, stove, machinery, or electrical equipment not directly related to its business, including without limitation space heaters, coffee cup warmers, and small refrigerators, conduct mechanical operations, cook thereon or therein, or place or use in or about the Premises or the Project any explosives, gasoline, kerosene oil, acids, caustics, canned heat, charcoal, or any other flammable, explosive or hazardous material, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to install and use a coffee machine, microwave oven, toaster, ice maker, refrigerator, and/or vending machine in compliance with all applicable Laws in a kitchen or break room designated as such by Landlord, provided Tenant shall use only stainless steel braided hoses. All supply waterlines shall be of copper (not plastic) tubing.

13.         No smoking (including without limitation of cigarettes, cigars, and e-cigarettes) is permitted anywhere in the Premises, the Building, or the Project, including but not limited to restrooms, hallways, elevators, stairs, lobby, exit and entrance vestibules, sidewalks, and parking lot areas, provided smoking shall be permitted in any Landlord-designated exterior smoking area. All cigarette ashes and butts shall be deposited in the containers provided for such disposal, and shall not be disposed of on sidewalks, parking lot areas, or toilets.

14.         Tenant shall not install any additional locks or bolts of any kind upon any door or window of the Building without the prior written consent of Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys for the Premises, either furnished to or otherwise procured by Tenant, and all security access cards to the Building.

15.         Tenant shall keep all doors to hallways and corridors closed during Business Hours except as they may be used for ingress or egress.

16.         Tenant shall not use the name of the Building, Project, Landlord, or Landlord’s agents or affiliates in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant that, in Landlord’s sole opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17.         Tenant shall be responsible for all security access cards issued to it, and shall secure the return of all security cards from all employees terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18.         All deliveries to the Building that involve the use of a hand cart, hand truck, or other heavy equipment or device shall be made via the freight elevator, if such freight elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver to landlord a certificate of insurance from its movers, which certificate shall name Landlord as an additional insured.

19.         Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material that violates any of these rules and regulations.

20.         Tenant shall refer all contractors, contractor’s representatives, and installation technicians rendering any service on or to the Premises, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Building. Landlord reserves the right to require that all agents of contractors and vendors sign in and out of the Building.

21.         If Tenant desires to introduce electrical, signaling telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted, without Landlord’s consent, not to be unreasonably withheld, conditioned, or delayed. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may reasonably deem necessary, and further to require compliance with such reasonable and uniformly applied rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it reasonably considers necessary to remove the danger, annoyance, or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the suite number of the office to which such wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating such wires.

22.         Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself or herself to Landlord’s management or security personnel.

23.         Landlord may require, at its sole option, all persons entering the Building outside of Business Hours to register at the time they enter and at the time they leave the Building.

24.         No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

25.         Tenant shall not use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during breaks or during lunch periods.

26.         No canvassing, soliciting, or peddling is permitted in the Building or its common areas.

27.         Tenant shall comply with all Laws regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse, and Landlord’s recycling policy for the Building.

28.         Landlord does not maintain suite finishes that are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant’s expense.

29.         Tenant shall clean at least once a year, at its expense, drapes in the Premises that are visible from the exterior of the Building.

30.         No pictures, signage, advertising, decals, banners, etc. may be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.         Tenant is prohibited at all times from eating or drinking in hallways, elevators, restrooms, lobbies, or lobby vestibules outside of the Premises. Food storage shall be limited to a Landlord-approved kitchen or break room.

32.         Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, invitees, agents, contractors, licensees, subtenants, and assignees.

33.         Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, hallways, elevators, lobby, exterior common areas, or other public portions or facilities of the Building.

34.         Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements shall be submitted in writing to Landlord.

35.         Tenant is prohibited from interfering in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment at the Project.

36.         Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry regardless of whether such loss occurs when an area is locked against entry or not.

37.         Landlord shall not permit entrance to the Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.         Tenant shall observe and comply with the driving and parking signs and markers on the Project grounds and surrounding areas. Tenant shall comply with all reasonable and uniformly applied parking regulations promulgated by Landlord from time to time for the orderly use of vehicle parking areas. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow or with loading and unloading areas of other tenants. Tractor trailers shall be parked in areas designated for tractor trailer parking. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism, or theft. Tenant shall cooperate with Landlord in any reasonable and uniformly applied measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under the Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle that violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

39.         Tenant shall not enter other separate tenants’ hallways, restrooms, or premises except with prior written approval from Landlord’s management.

40.         Tenant shall not place weights anywhere beyond the load-per-square-foot carrying capacity of the Building.

41.         Tenant shall comply with all laws, regulations, or other governmental requirements with respect to energy savings, not permit any waste of any utility services provided Landlord, and cooperate with Landlord fully to ensure the most effective and efficient operation of the Building.

42.         The finishes, including floor and wall coverings, and the furnishings and fixtures in any areas of the Premises that are visible from the common areas of the Building are subject to Landlord’s approval in its sole discretion. Selections for these areas shall be pre-approved in writing by Landlord.

43.         Power strips and extension cords shall not be combined (also known as daisy chaining).

44.         Candles and open flames are prohibited in the Building.

45.         Guns, firearms, and other dangerous weapons (concealed or otherwise) are not allowed at the Project, subject to applicable Law (if any) requiring Landlord to so permit at the Project.

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operations thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules when made and notice thereof given to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. As used in these rules and regulations, capitalized terms shall have the respective meanings given to them in the Lease to which these rules and regulations are attached, provided Tenant shall be responsible for compliance herewith by everyone under Tenant’s reasonable control, including without limitation its employees, invitees, agents, contractors, licensees, subtenants and assignees, and a violation of these rules and regulations by any of the foregoing is deemed a violation by Tenant.

EXHIBIT E

FORM OF LOC

ISSUING BANK:	EXPIRY DATE:
ISSUE DATE:
LETTER OF CREDIT NUMBER:
AMOUNT: $

BENEFICIARY:	APPLICANT:

555 E. Lancaster Avenue, Suite 100
Radnor, PA 19087
Attn: Chantel Hull

RE:
ACCOUNT #

We hereby issue this irrevocable standby letter of credit in Beneficiary’s favor which is available by payment against drafts drawn at ___________________ bearing the clause: “drawn under irrevocable standby letter of credit no. ___________”.

Issuer shall pay the amount of this letter of credit upon presentation of the following: (i) the original of this letter of credit, or a copy thereof in the event that the amount drawn upon is less than the full amount of this letter of credit or the remaining undrawn amount of this letter of credit; (ii) sight draft executed by an officer or authorized representative of the Beneficiary, in the amount being drawn upon under the letter of credit; and (iii) a statement, certified as true, by an officer of the Beneficiary or its duly authorized representative, which states that: (A) the tenant has failed to comply with or perform under the terms and conditions of that certain lease between Beneficiary, as landlord and _____________________, as tenant dated________________, as such lease may be amended from time to time; (B) a petition has been filed by or against tenant commencing a case under Title 11 of the United States Code, or a case has been commenced by or against tenant under other state or federal bankruptcy laws; or (C) the beneficiary, or its successors and assigns, has failed to receive an amendment to this letter of credit extending the expiration date of this letter of credit for a period of not less than one (1) year, in form and substance acceptable to beneficiary, or its successors and assigns, at least sixty (60) days prior to the expiration date of this letter of credit.”

SPECIAL CONDITIONS: - [This Letter of Credit shall expire sixty (60) days after the expiration of the term of the lease] or [This Letter of Credit shall automatically renew on an annual basis absent sixty (60) days’ prior written notice to the contrary to Beneficiary.]

This letter of credit shall be freely transferrable by the Beneficiary. Notwithstanding anything to the contrary herein or in any document in connection with this Letter of Credit, Beneficiary shall have the right to provide a certificate of incumbency in lieu of a signature guaranty.

PRESENT DOCUMENTS TO:

ATTN:

Except so far as otherwise expressly stated herein, this Standby Letter of Credit is subject to the ‘‘International Standby Practices’’ (ISP 98) International Chamber of Commerce (Publication No. 590).

__________________________________

AUTHORIZED SIGNATURE

E-1

EXHIBIT  F

AUSTIN ENERGY GREEN BUILDING REQUIREMENTS

ENCINO TRACE

TENANT BUILDING STANDARDS AGREEMENT

[Pertaining to Austin Energy Green Building Requirements v. 1.2010.02]

REVISED 1-16-2015

Encino Trace is pursuing a minimum of a 2 star Austin Energy Green Building (AEGB) Commercial Rating. As such Tenants of Encino Trace will be required to Design and Construct interior spaces in conformance with this tenant agreement. The tenant will be responsible for submitting all required documentation to AEGB to ensure conformance.

The AEGB Commercial Rating Guidebook v.2010_02 rating can be found on Austin Energy’s website at: www.greenbuilding.austinenergy.com The guidebook details requirements for each point.

The AEGB online commercial rating can be found on the website at:
https://www.greenbuildingsystem.austinenergy.com

POINTS below are those that Encino Trace project has indicated as potential points for core & shell building and/or would affect the interior tenant.

Basic Requirements

BR-1 Plans and Specifications

•The Tenant agrees to provide plans and specifications to the Landlord at each of the following milestones, at a minimum: 100% Design Development, 50% Construction Documents, Building Permit Set.

BR-2 Current Regulations

•The Tenant agrees to meet current City of Austin Codes with local amendments (including but not limited to energy, building, mechanical, plumbing, electrical, and current drainage and water quality standards applicable in project watershed).

BR-3 Building Systems Commissioning

•The Tenant agrees to provide basic Commissioning for any tenant-provided building systems, including basis of design, specifications, plans, verification, control sequencing, operations, and maintenance manuals, reports, and training for maintenance staff.

BR-4 Building Energy Use Efficiency

•The Tenant agrees to outperform the current City of Austin Energy Code building interior lighting requirement by 15% and limit watts to 0.85 watts per square foot for tenant area lighting.

BR-5 Building Water Use Reduction

•The Tenant agrees to provide high efficiency plumbing fixtures for any tenant construction to reduce consumption of water for indoor use. Install water efficient flush and flow fixtures that meet the volume and flow rates for standard plumbing fixtures as follows:

Water Closets –  1.28 gpf average maximum

Urinals – 0.5 gpf maximum

Public Lavatories – 0.5 gpm maximum

Private Lavatories 2.2 gpm maximum

Kitchen/Break room Sinks – 2.2 gpm maximum

Showerhead – 2.5 gpm maximum

BR-6 Low VOC Interior Paints and Coatings

•The Tenant agrees to provide Low VOC Interior Paints and Coatings. All paints, primer and anti-corrosive coatings applied on-site to the building interior must not exceed the VOC limit of the Green Seal Environmental Standard GS-11, 3rd Edition January 1, 2010 as shown below:

Paint Type	VOC Limit (g/L)*
Non-flat Topcoat	100
Flat Topcoat	50
Primer	100
Anti-Corrosive Coating	250

Interior coatings applied on-site to the interior of the building must not exceed the current limit of SCAQMD Rule 1113 for clear wood finishes, floor coating, stains, sealers, and shellacs, and all other applicable coatings.

BR-7 Storage and Collection of Recyclables

•The Tenant agrees to provide easily-accessible, clearly-marked areas dedicated to the separation, collection, and storage of materials for recycling within the tenant space.

BR-8 Construction Waste Management

•The Tenant agrees to recycle and/or salvage at least 50% (by weight) of non-hazardous construction and demolition waste for tenant construction. Tenant contractor must demonstrate results by completing the AEGB Construction Waste Calculator and submitting weight tickets to AEGB.

Energy

E-4 Additional Commissioning

•For any Tenant-provided building system, the Tenant agrees to provide additional Commissioning, including Commissioning Authority (CA) to conduct design document review prior to 50% CDs, demonstrate that all energy systems operate according to OPR and BOD narratives, demonstrate that Building Envelope performs according to OPR and BOD narratives, provide seasonal re-commissioning through the warranty period, CA to complete commissioning report and register with Energy Star Portfolio Manager.

Water

W-2 Indoor Potable Water Use Reduction

•For any Tenant-provided plumbing fixture, the Tenant agrees to reduce indoor potable water consumption below the baseline by 15%. The volume and flow rates for standard plumbing fixtures used to establish the baseline are set by the current ASME/ANSI Standards and City of Austin Ordinance No. 20100624-146.

Indoor Environmental Quality

IEQ-2 Indoor Chemical & Pollutant Sources

•For any tenant rooms in which particulate matter is generated by certain types of equipment and/or chemical use, i.e. some print/copy rooms , janitorial closets, laboratories, chemical storage rooms, etc., the tenant will isolate room(s) by constructing a full height deck to deck partition or a hard lid ceiling enclosure; provide ventilation directly to the outside of the building; and operate mechanical systems at a negative pressure relative to surrounding areas under all operating conditions by testing.

IEQ-3 Green Housekeeping

•The Landlord agrees to implement a green housekeeping plan for the cleaning and maintenance of the building, including staff training and purchasing of sustainable products for cleaning, disposable janitorial paper products and trash bags. Any tenant-provided cleaning and maintenance products and/or practices must adhere to the Landlord’s green housekeeping plan.

IEQ-4 Daylighting

•The Tenant agrees to integrate effective daylighting systems with electric lighting systems and controls to optimize daylighting strategies and minimize energy consumption and heat generation.

IEQ-7 Low-Emitting Materials

•The Tenant agrees to provide low-emitting building materials to reduce toxic pollution and waste and to promote good indoor air quality. All installed sealants and adhesives shall meet South Coast Air Quality Management District (SCAQMD) standards Rule 1168. (see Exhibit B for limits). All carpet must be Green Label Plus certified. All carpet cushion must be Green Label certified. All carpet adhesives must have VOC content of 50 g/L or less. All of the hard surface flooring, including vinyl, linoleum, laminate flooring, and rubber flooring must be FloorScore certified. All engineered wood flooring and laminate flooring must contain no added urea-formaldehyde resins. Concrete, tile, wood, bamboo, and cork floor finishes, such as sealers and stains, must meet the requirements of SCAQMD Rule 1113. Tile setting adhesives and grout must meet SCAQMD rule #1168. All Composite wood and agrifiber products (particleboard, medium density fiberboard, wheatboard, strawboard, panel substrates, door cores, and plywood) shall contain no added urea-formaldehyde.

IEQ-8 Moisture Prevention

•The Tenant agrees to protect against building moisture infiltration by avoiding potentially damaging results of condensation that may occur within an exterior wall system. To this extent, the tenant agrees no vinyl wall coverings or other vapor barriers, such as fiber reinforced plastic or vinyl (FRP or FRV) will be installed as the finish material on the interior of any exterior wall.

IEQ-10 Outdoor Pollutant Sources

•The Landlord will provide designated smoking areas outside of the building where smoking will be permitted. The Tenant agrees to prohibit smoking in all building interior and exterior spaces, except where specifically designated outside of the building.

IEQ-11 Construction Indoor Air Quality

•The Tenant agrees to prevent indoor air quality problems that result from the tenant construction process by developing and implementing a Construction Indoor Air Quality Management plan that meets or exceeds the recommended control measures of the Sheet Metal and Air Conditioning National Contractor’s Association (SMACNA) “IAQ Guidelines for Occupied Building Under Construction”. The plan should include each of these key areas of IAQ protection: Scheduling, source control, HVAC protection, pathway interruption, and housekeeping. In addition, the tenant contractor shall protect stored on-site or installed absorptive materials from moisture damage and provide filtration media filter with a minimum MERV of 8 at each return grille, which will also be replaced immediately prior to occupancy.

Materials and Resources

MR-1 Additional Construction Waste Management

•For the tenant construction, the Tenant agrees to recycle and/or salvage at least 75% (by weight) of non-hazardous construction and demolition waste excluding excavated soil and stone.

MR-5 Recycled Content

•For the tenant construction, the Tenant agrees to incorporate building materials containing recycled content of at least 10% dollar value of the total project building material cost.

MR-6 Texas Sourced Materials

•For the tenant construction, the Tenant agrees to incorporate building materials which are extracted and/or manufactured (final assembly) regionally within Texas for at least 30% dollar value of the project material cost.

MR-7 Certified Wood

•For the tenant construction, the Tenant agrees to incorporate at least 50% (dollar value) of new wood-based materials which are certified in accordance with the Forest Stewardship Council (FSC) guidelines for wood building components.

EXHIBIT G

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”) is dated as of the ___________ day of ________________, 201__, between __________________________________________ (“Lender”), and ____________________________, a__________________________ (the “Tenant”).

RECITALS

A.Tenant is the tenant under a certain lease (“Lease”) dated                                         , with                                                          , a                                          (“Landlord”) or its predecessor in interest, of premises described in the Lease (“Premises”) located in a certain building located at                                                      and more particularly described in Exhibit A attached hereto and made a part hereof (“Property”).

B.This Agreement is being entered into in connection with a mortgage loan (“Loan”) previously made to Landlord and currently held by Lender, secured by, among other things:(a) a first mortgage, deed of trust or deed to secure debt on and of the Property (“Mortgage”) previously recorded with the registry or clerk of the county in which the Property is located (“Registry”); and (b) a first assignment of leases and rents on the Property (“Assignment of Leases and Rents”) recorded with the Registry.  The Mortgage, the Assignment of Leases and Rents and all other Loan documents are hereinafter collectively referred to as the (“Security Documents”).

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time.  Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof. Nothing contained in this Agreement shall limit, affect, alter or impair (or be deemed to limit, affect, alter or impair) any of Landlord’s obligations, duties, agreements, covenants or liabilities under the Security Documents or any of Lender’s rights or remedies under the Security documents. In addition, nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Documents.

2.Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

3.Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

a.liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

b.subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

c.bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

d.bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

e.accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

f.bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender.

g.bound by or obligated to complete any improvements or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance or construction allowance.

5.Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Security Documents shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

6.Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender.  Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default.  Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence.  In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

7.Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises.  Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

8.The Lease shall not be assigned by Tenant, modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Lender’s prior written consent in each instance

9.Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

with a copy to:

If to Lender:

10.The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

11.If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

12.Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

13.This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

14.The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Witness the execution hereof [under seal] as of the date first above written.

LENDER:

By
Name:
Title:

TENANT:

By
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

By
Name:
Title:

State of	)
	)	ss.
County of	)

On this _____ day of ______, 20__, before me, the undersigned Notary Public, personally appeared _____________________, proved to me through satisfactory evidence of identification, which was/were _____________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose(s) as ___________________________ for .

(Seal)
Signature of Notary

My commission expires:

State of	)
	)	ss.
County of	)

On this _____ day of ______, 20__, before me, the undersigned Notary Public, personally appeared _____________________, proved to me through satisfactory evidence of identification, which was/were _____________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose(s) as ___________________________ for .

(Seal)
Signature of Notary

My commission expires:

State of	)
	)	ss.
County of	)

On this _____ day of ______, 20__, before me, the undersigned Notary Public, personally appeared _____________________, proved to me through satisfactory evidence of identification, which was/were _____________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose(s) as ___________________________ for .

(Seal)
Signature of Notary

My commission expires: